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                                                                   Exhibit 10.14

                             CONFIDENTIAL TREATMENT

                                    AGREEMENT
This Agreement (AGREEMENT) is entered into as of August 30, 2001 (EFFECTIVE
DATE) between NeoGenesis Drug Discovery, Inc., a Delaware corporation (NEOGENESIS), and Tularik Inc. (TULARIK), a Delaware corporation, and sets forth the terms and conditions that will apply to the provision by NeoGenesis to Tularik of certain screening and analysis services.

                                   BACKGROUND
Tularik is interested in identifying potential pharmaceutical products for treatment of certain human diseases and wishes to identify compounds that exhibit a high degree of chemical binding and functional activity to specific protein targets. NeoGenesis has certain technology and know-how, including screening processes and libraries of mass-encoded small molecule compounds, relating to the identification, discovery, validation and optimization of novel compounds which may be useful for development of novel therapeutics employing targets implicated in a disease process. The parties wish to pursue a collaborative screening process to identify compounds exhibiting a high degree of chemical binding activity to targets designated by Tularik from among the NeoGenesis libraries of mass-encoded small molecule compounds and which have activity in bioassays or functional assays. The terms and conditions set forth below shall govern the performance of such collaborative effort.

1.   DEFINITIONS.

1.1 DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth below.

     AFFILIATE means with respect to either party, any Person that, directly or indirectly, is controlled by, controls or is under common control with such party. For purposes of this definition only, "CONTROL" means, with respect to any Person, the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such Person or the possession otherwise, directly or indirectly, of the power to direct the management or policies of such Person.

     ALIS means the Automated Ligand Identification System, an automated, ultra-high throughput ligand selection system proprietary to NeoGenesis that is used to identify multiple classes of chemical ligands against a target protein.

     APPLICABLE LAWS means all applicable laws, statutes, regulations and ordinances, including without limitation the FD&C Act.

     COMMERCIALLY REASONABLE EFFORTS means (i) with respect to any objective by any party, commercially reasonable, diligent, good faith efforts to accomplish such objective as such party would normally use to accomplish a similar objective under similar circumstances; and (ii) with respect to any objective relating to the development or Commercialization of any Product or Shared Product by any party, efforts and resources normally used by such party with respect to a product owned by such party or to which such party has similar rights which is of similar market potential at a similar stage in the development or life of such product, taking into account issues of safety, efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, profitability of the product and other relevant commercial factors.

     COMMERCIALIZATION means any and all activities of importing, exporting, marketing, promoting, distributing, offering for sale and selling a Product or Shared Product or Independent Product. When used as a verb, COMMERCIALIZE means to engage in Commercialization.

     CONFIDENTIAL INFORMATION means any proprietary or confidential information of either party (including but not limited to all Tularik Intellectual Property and all NeoGenesis Intellectual Property) disclosed to the other party pursuant to this Agreement, except any portion thereof which: (i) is known to the receiving party, as evidenced by the

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



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receiving party's prior written records, before receipt thereof under this
Agreement; (ii) is disclosed to the receiving party by a third person who is under no obligation of confidentiality to the disclosing party hereunder with respect to such information and who otherwise has a right to make such disclosure; (iii) is or becomes generally known in the public domain through no fault of the receiving party; or (iv) is independently developed by the receiving party, as evidenced by the receiving party's written records, without access to such information.

     CONTROL OR CONTROLLED means, with respect to any intellectual property right, the possession (whether by ownership or license) by a party or an Affiliate thereof of the ability to grant to the other party access or a license as provided herein under such item or right without violating the terms of any agreement or other arrangements between such party or its Affiliate and any third party existing before, or acquired after, the Effective Date.

     COST OF GOODS means the cost of manufacturing the Designated Selected Compound or Product or the Designated Shared Compound or Shared Product or Independent Compound or Independent Product in bulk or finished form (including samples) calculated in accordance with GAAP. Cost of Goods shall include: (a) the Cost of Manufacture for Designated Selected Compounds and Products or the Designated Shared Compounds and Shared Products or the Independent Compounds and Independent Products manufactured by either party or the amount paid for Designated Selected Compounds and Products or the Designated Shared Compounds and Shared Products manufactured or the Independent Compounds and Independent Products by a third party; and (b) the net cost or credit of any value-added taxes or duties actually paid or utilized in respect of the Designated Selected Compounds and Products or the Designated Shared Compounds and Shared Products or the Independent Compounds and Independent Products.

     COST OF MANUFACTURE means the fully-allocated cost of manufacturing Designated Selected Compounds and Products or Designated Shared Compounds and Shared Products or the Independent Compounds and Independent Products (calculated in accordance with GAAP), including the direct and indirect cost of any raw materials, packaging materials and labor (including the cost of employee benefits) utilized in such manufacturing (including formulating, filling, finishing, labeling and packaging, as applicable) plus factory overhead costs (fixed and variable) allocated to the relevant Designated Selected Compound, Product, Designated Shared Compound, Shared Product, Independent Compound or Independent Product in accordance with normal accounting practices for all products manufactured in the applicable facility.

     DERIVATIVE COMPOUNDS means any analogs, homologs or isomers of a Designated Screening Compound, a Designated Shared Compound and/or an Independent Compound, as applicable.

     DESIGNATED COMPOUNDS means Designated Screening Compounds and Designated Shared Compounds.

     DEVELOPMENT shall mean the development of any Shared Product occurring from and after the filing of an IND, through and including approval of an NDA and any other Regulatory Approvals required for the Manufacture and Commercialization of such Shared Product in a country. Development shall not include Pre-Clinical Development activities.

     DEVELOPMENT COSTS shall mean all costs and expenses reasonably resulting directly from the Pre-Clinical Development of any Designated Shared Compound or Development of any Shared Product, as well as Overhead costs of the functions that directly support such Pre-Clinical Development or Development (as calculated in accordance with GAAP and using the same allocation methods that the party incurring such costs uses throughout its operations, but in all events excluding General Corporate Overhead), all as specified in the Development Plan and the Development Budget. DEVELOPMENT COSTS shall include, without limitation:
(i) the Cost of Goods for the Designated Shared Compound used in such Pre-Clinical Development or Shared Product used in such Development (including early batches of the Shared Product for use in obtaining Regulatory Approval, to the extent not re-used later in commercial sales); (ii) direct costs for third party professional Pre-Clinical Development or Development services, including without limitation toxicology studies or clinical studies performed by third parties; (iii) direct charges for materials (including without limitation chemicals, animals and lab supplies); (iv) labor and materials

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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costs and fees incurred in connection with securing Regulatory Approvals; (v)
labor and materials costs for the Development of the Manufacturing process for Shared Products and scale-up of such process; and (vi) the costs of FTEs dedicated to the foregoing activities.

     DIRECT ADMINISTRATIVE EXPENSES means the costs of invoicing, tracking and administering rebate and chargeback programs and product returns and of establishing and maintaining contracts with managed care organizations and governmental purchasers.

     DISTRIBUTION COSTS means the costs of distributing and shipping the Shared Product and samples to wholesalers, distributors, physicians and customers (including costs of returns) and costs of collection. In the event that such costs cannot be calculated on a Shared Product-by-Shared Product basis, such costs shall be calculated by multiplying: (i) the aggregate distribution costs incurred by the party's pharmaceutical business for all pharmaceutical products that shall be calculated correspondingly according to the formula set forth in this paragraph; by (ii) a fraction, (x) the numerator of which is the Net Sales for such Shared Product; and (y) the denominator of which is the total net sales of all pharmaceutical products of the party's pharmaceutical business that shall be calculated correspondingly according to the formula for Net Sales under this Agreement.

     EXPENSES shall mean expenses incurred by a party to the extent allocable to the Commercialization of Shared Products in all countries in the Territory, calculated in accordance with GAAP. EXPENSES shall include, without limitation, the following: (a) the Cost of Goods; (b) Pre-Launch Expenses; (c) Distribution Costs; (d) Selling and Promotion Expenses; (e) Third Party Royalties; (f) Post-Regulatory Approval Clinical Studies Expenses; (g) Direct Administrative Expenses; (h) Recall Expenses; and (i) Other Allowable Expenses.

     FDA means the United States Food and Drug Administration, or any successor thereto.

     FD&C ACT means the United States Federal Food, Drug and Cosmetic Act of 1938 and applicable regulations promulgated thereunder, as amended from time to time.

     FIELD means all preventative, therapeutic and diagnostic uses in humans.

     FIRST COMMERCIAL SALE of product(s) means any transfer for value in an arms'-length transaction to an independent third party distributor, agent or end user in a country within the Territory after obtaining all necessary Regulatory Approvals as may be necessary for such transfer in such country.

     FORCE MAJEURE means any event beyond the control of the parties, including, without limitation, power outages, fire, flood, riots, strikes, epidemics, war (declared or undeclared and including the continuance, expansion or new outbreak of any war or conflict now in existence), embargoes and governmental actions or decrees.

     FTE means the equivalent of a full time (12) months (including normal vacations, sick days and holidays) work of a person, carried out by one or more employees or agents of a party.

     FTE RATE means an amount not to exceed [*] per FTE per year.

     GAAP shall mean United States Generally Accepted Accounting Principles, consistently applied.

     GENERAL CORPORATE OVERHEAD shall mean all expenses that are not primarily associated with research, Pre-Clinical Development or Development functions of either party. Such expenses include salaries and benefits of executive officers (unless primarily involved in research, Pre-Clinical Development or Development activities), administrative support for such officers, and all costs of the finance, purchasing, legal (including both in-house and outside counsel), business development and corporate development functions of both parties. In the event that such costs cannot be calculated on a Designated Shared Compound-by-Designated Shared Compound or Shared Product-by-Shared Product basis, such costs shall be calculated by multiplying: (i) the aggregate general corporate overhead incurred by the party's pharmaceutical business for all pharmaceutical products that shall be calculated

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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correspondingly according to the formula set forth in this paragraph; by (ii) a fraction, (x) the numerator of which is the Net Sales for such Shared Product; and (y) the denominator of which is the total net sales of all pharmaceutical products of the party's pharmaceutical business that shall be calculated correspondingly according to the formula for Net Sales under this Agreement.

     GOOD CLINICAL PRACTICES means the then current standards for clinical trials for pharmaceuticals, as set forth in the FD&C Act and such standards of good clinical practice as are required by the European Union and other Regulatory Authorities in countries in which the relevant product is intended to be sold, to the extent such standards are not in contravention with United States Good Clinical Practices.

     GOOD LABORATORY PRACTICES or GLP means the then current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and such standards of good laboratory practice as are required by the European Union and other Regulatory Authorities in countries in which the relevant product is intended to be sold, to the extent such standards are not in contravention with United States Good Laboratory Practices.

     GOOD MANUFACTURING PRACTICES means the current standards for the manufacture of pharmaceuticals, as set forth in the FD&C Act and such standards of good manufacturing practice as are required by the European Union and other Regulatory Authorities in countries in which the relevant product is intended to be sold, to the extent such standards are not in contravention with United States Good Manufacturing Practices.

     IND means an investigational new drug application, as defined in the FD&C Act, or any equivalent document filed with the FDA and necessary for beginning clinical trials of any product in humans or any application or other documentation filed with any Regulatory Authority of a country other than the United States prior to beginning clinical trials of any product in humans in that country.

     INVENTION(S) means discoveries, inventions, know-how, trade secrets, techniques, methodologies, modifications, improvements, works of authorship, designs and data (whether or not protectable under patent, copyright, trade secrecy or similar laws).

     MAJOR COUNTRY mean the United States, the United Kingdom, France, Germany or Japan, as the case may be.

     MANUFACTURING means any and all activities involved in the production of a Designated Screening Compound, a Designated Shared Compound or an Independent Compound (and Derivative Compounds thereof) or a Product or a Shared Product or a Independent Product to be developed and/or Commercialized under this Agreement. When used as a verb, MANUFACTURE means to engage in Manufacturing.

     MARKETING, ADVERTISING AND EDUCATION EXPENSES means the costs of public relations, advertising, promotion and marketing of the Shared Product through any means (including agency fees, advertisements, marketing management, promotional literature, market research, symposia, exhibits and direct mail) and the costs of educating physicians and customers about use of the Shared Product. In the event that such costs cannot be calculated on a Shared Product-by-Shared Product basis, such costs shall be calculated by multiplying: (i) the aggregate marketing, advertising and education expenses incurred by the party's pharmaceutical business for all pharmaceutical products that shall be calculated correspondingly according to the formula set forth in this paragraph; by (ii) a fraction, (x) the numerator of which is the Net Sales for such Shared Product; and (y) the denominator of which is the total net sales of all pharmaceutical products of the party's pharmaceutical business that shall be calculated correspondingly according to the formula for Net Sales under this Agreement.

     A MEDICINAL CHEMISTRY EFFORT begins, in the case of a Designated Screening Compound, following the synthesis by Tularik of more than [*] of a Designated Screening Compound provided by NeoGenesis, and, in the case of a Designated Shared Compound, following the synthesis by the parties (as determined by the Steering Committee) of more than a [*] of a Designated Shared Compound provided by NeoGenesis.

     NDA means a new drug application as defined in the FD&C Act and the non-U.S. equivalent thereof.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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     NEOGENESIS INTELLECTUAL PROPERTY means, individually and collectively, (a)
all Inventions that are conceived, discovered, developed, generated, created, made or reduced to practice or tangible medium of expression solely by employees or consultants of NeoGenesis at any time prior to the Effective Date, or after the Effective Date if such Inventions are not based upon or related to the performance of the Program; (b) any tangible materials provided by NeoGenesis to Tularik for use in the conduct of the Program, together with, where applicable, any analogs, derivatives, fragments, progeny, sub-cellular constituents or expression products thereof; and (c) the NeoMorph Screening Library, ALIS and QSCD. The term NeoGenesis Intellectual Property, HOWEVER, does not include any techniques, methodologies, know-how, information and data which is, as of the Effective Date, or later becomes, generally available to the public, other than such techniques, methodologies, know-how, information and data included in NeoGenesis Patent Rights.

     NEOGENESIS PATENT RIGHTS means those (a) patents and patent applications covering NeoGenesis Intellectual Property and Program Intellectual Property owned by or licensed to NeoGenesis that are Controlled by NeoGenesis at any time during the term of this Agreement; and (b) all divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates and foreign counterparts thereof. NeoGenesis shall list all NeoGenesis Patent Rights on ATTACHMENT D, which will be updated by NeoGenesis no less frequently than quarterly during the term of this Agreement.

     NEOMORPH CHEMISTRY means the process, proprietary to NeoGenesis, of forming libraries and sub-libraries of discrete compounds by coupling a broad set of diverse cores with diverse sets of building blocks employing proprietary mass-coding algorithms.

     NEOMORPH FOCUSED LIBRARIES means those compounds synthesized by NeoGenesis based upon Selected Compounds identified by Tularik.

     NEOMORPH SCREENING LIBRARY means the entire collection of libraries consisting of mass-encoded small molecule organic compounds owned by NeoGenesis and developed with NeoMorph Chemistry, comprising approximately ten million (10,000,000) different compounds.

     NET SALES means, with respect to any Product, Shared Product or Independent Product, the aggregate gross amount received by Tularik, its Affiliates or any of its sublicensees (in the case of a Product), by the parties, their Affiliates or any of their sublicensees (in the case of a Shared Product) or by the Independent Party, its Affiliates or any of its sublicensees (in the case of an Independent Product) from unrelated third party distributors or agents (in each case, who are not sublicensees), or end users in the Territory for the sale or transfer for value of the applicable Product or Shared Product or Independent Product LESS deductions for (a) trade, quantity and cash discounts and rebates allowed to and taken by customers, (b) refunds, chargebacks and any other allowances actually paid to or taken by customers, (c) amounts separately and actually credited to customers for Product or Shared Product or Independent Product returns, credits or allowances, (d) rebates actually paid or credited to any governmental agency (or branch thereof) or to any third party payor, administrator or contractee, (e) discounts mandated by, or granted to meet the requirements of, applicable state, provincial or federal law, paid or credited to a wholesaler, purchaser, third party or other contractee including required chargebacks and retroactive price reductions, (f) special outbound packing, transportation, freight, handling, postage charges and other charges such as insurance relating thereto that are separately billed to the customer or prepaid and (g) sales, excise, value added, turnover, use and other like taxes or customs duties paid and any other governmental charges, excluding net income tax, imposed upon the sale of the applicable Product or Shared Product or Independent Product. The amounts of any deductions taken pursuant to clauses
(a)-(g) shall be determined from books and records maintained in accordance with GAAP. Net Sales shall not include revenue received by a party (or any of its Affiliates) from transactions with an Affiliate, where the Product or Shared Product or Independent Product in question will be resold to an independent third-party distributor or agent (in each case, who is not a sublicensee) or end user by the Affiliate where such revenue received by the Affiliate from such resale is included in Net Sales. Revenue received by a party (or any of its Affiliates) from transactions with an Affiliate, where the Product or Shared Product or Independent Product in question is used by the

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


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Affiliate solely for such Affiliate's internal purposes shall also be included in Net Sales at a price equal to the fair market value of such transfer(s).

In the event the applicable Product or Shared Product or Independent Product is sold as part of a combination product, or as part of a bundled product or as part of a delivery system, the Net Sales from the combination product, bundled product or delivery system, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as defined above) of the combination product by the fraction, A/(A+B) where A is the average sale price of the Product or Shared Product or Independent Product when sold separately in finished form and B is the average sale price of the other product(s) or system sold separately in finished form or where A+B is the average sale price of the product(s) and the delivery system together, as the case may be. In the event that such average sale price cannot be determined for both the product and such other product(s) or system in combination, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the combination products by the fraction C/(C+D) where C is the party's Cost of Goods of the Product or Shared Product or Independent Product and D is the party's cost of goods for the other product(s) or system, determined in accordance with the method of accounting normally employed by such party in computing cost of goods.

     OTHER ALLOWABLE EXPENSES means any costs incurred by the parties (i) in obtaining and enforcing intellectual property rights relating to Shared Products, included in the NeoGenesis Patent Rights, Tularik Patent Rights, NeoGenesis Intellectual Property, Tularik Intellectual Property, Program Patent Rights and Program Intellectual Property, (ii) in defending against any third party claim of infringement of such third party's intellectual property rights or of property damage or injury or death to persons arising out of or relating to the Manufacturing, use, sale, offer for sale or import of Shared Products and
(iii) as set forth in Section 4A.24.

     OVERHEAD shall mean facilities costs (including rent, depreciation, utilities, insurance, taxes, repairs and maintenance), freight and communications expenses, supervisory costs and costs of administrative support, but shall not include General Corporate Overhead. In the event that such costs cannot be calculated on a Designated Shared Compound-by-Designated Shared Compound or Shared Product-by-Shared Product basis, such costs shall be calculated by multiplying: (i) the aggregate overhead incurred by the party's pharmaceutical business for all pharmaceutical products that shall be calculated correspondingly according to the formula set forth in this paragraph; by (ii) a fraction, (x) the numerator of which is the Net Sales for such Shared Product; and (y) the denominator of which is the total net sales of all pharmaceutical products of the party's pharmaceutical business that shall be calculated correspondingly according to the formula for Net Sales under this Agreement.

     PERSON means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization, other than NeoGenesis or Tularik.

     PHASE I CLINICAL TRIALS means any human clinical trials, the principal purpose of which is a preliminary determination of safety of a Product, Shared Product or Independent Product, as the case may be, for its intended use in healthy individuals or patients to support its continued testing in similar clinical trials prescribed by the relevant Regulatory Authorities.

     PHASE II CLINICAL TRIALS means any human clinical trials for which a Primary Endpoint is a preliminary determination of safety, biological activity, efficacy or dose ranges of a Product, Shared Product or Independent Product, as the case may be, in patients with the disease target being studied as required by the relevant Regulatory Authorities.

     PHASE III CLINICAL TRIALS means any safety and/or efficacy clinical studies of any Product, Shared Product or Independent Product, as the case may be, in human patients with the disease target being studied to determine safety and efficacy of such Product, Shared Product or Independent Product, as the case may be, in patients as required by the relevant Regulatory Authorities.

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     POST-REGULATORY APPROVAL CLINICAL STUDIES EXPENSES means the cost of conducting clinical trials conducted after Regulatory Approval of Shared Products in a country, costs of monitoring adverse drug reactions, cost of handling quality control complaints, costs associated with maintaining the regulatory approval of Shared Products and reasonably allocable regulatory affairs group overhead costs.

     PRE-CLINICAL DEVELOPMENT means all aspects of all activities (including, but not limited to: medicinal chemistry, cytotoxicity and target specificity, chemical development/scale-up; formulation; stability; non-GLP, GLP, acute and chronic toxicity studies; pharmacokinetics; absorption, distribution, metabolism and excretion (ADME) studies; and safety pharmacology) that will be undertaken with respect to a Designated Shared Compound or Independent Compound or Derivative Compound thereof, as the case may be, that are necessary or desirable to enable the filing of an IND for a Shared Product or Independent Product based upon or incorporating such Designated Shared Compound or Independent Compound or Derivative Compound thereof, including the preparation and filing of an IND.

     PRE-LAUNCH EXPENSES means direct costs, specifically allocable to the Shared Products, incurred prior to commencement of sales of the Shared Product including advertising, education, sales force training, Phase IIIb clinical trials, trademark selection, filing and enforcement costs and includes the Marketing, Advertising and Education Expenses.

     PRIMARY ENDPOINT means, with respect to a Phase II Clinical Trial, the point at which positive statistical significance has been achieved with respect to the primary endpoint specified in the protocol for such trial.

     PRODUCT(S) means any product: (a) made up of, comprising or containing a Designated Screening Compound or a Derivative Compound thereof; and (b) the development, manufacture, use or sale of which, absent the license granted to Tularik under Section 3.1 OR the rights assigned to Tularik under Section 3.2(d) of this Agreement, would infringe the NeoGenesis Intellectual Property or NeoGenesis Patent Rights or which make use of any Program Patent Rights with respect to which NeoGenesis, its employees or agents is an inventor (as determined under U.S. patent laws.).

     PROGRAM means the Screening Program and the activities undertaken in connection with Section 4A with respect to Designated Shared Compounds, Derivative Compounds thereof, Shared Products, Independent Compounds, Derivative Compounds thereof and Independent Products.

     PROGRAM INTELLECTUAL PROPERTY means, individually and collectively, all Inventions that are conceived, created, discovered, developed, generated, made or reduced to practice or tangible medium of expression: (a) solely by one or more employees or consultants of NeoGenesis at any time if such Inventions are based upon or related to the performance of the Program; (b) jointly by one or more employees or consultants of NeoGenesis and one or more employees or consultants of Tularik at any time if such Inventions are based upon or related to the performance of the Program; or (c) solely by one or more employees or consultants of Tularik at any time if such Inventions are based upon or related to the performance of the Program. Program Intellectual Property will be listed in ATTACHMENT B, which shall be amended from time-to-time to include new Program Intellectual Property, in accordance with Section 3.3.

     PROGRAM PATENT RIGHTS means (a) those patents and patent applications covering Program Intellectual Property and (b) all divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates and foreign counterparts thereof.

     QSCD means Quantized Surface Complimentary Diversity, a model proprietary to NeoGenesis, pursuant to which discrete chemical compliments to the surfaces of a Target are defined.

     R&D PROGRAM means on a Designated Screening Compound-by-Designated Screening Compound and country-by-country basis the activities Tularik deems necessary or desirable to be undertaken in connection with the research and development of such Designated Screening Compound with the goal of obtaining Regulatory Approval for a Product in such country (regardless of the country in which such activities are conducted).

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


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     RECALL EXPENSES means expenses associated with any Shared Product recall or any FDA (or its foreign equivalent) mandated communication relating to a potential recall of any Shared Product.

     REGULATORY APPROVALS means, for any country in the Territory, those authorizations by the appropriate Regulatory Authority(ies) required for the Manufacture, importation, marketing, promotion, pricing and sale of the Product(s) or Shared Product(s) in such country.

     REGULATORY AUTHORITY means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory, including, without limitation, the FDA.

     SCREENING PROGRAM means the screening program described in paragraphs 1-10 of ATTACHMENT A as the same may be amended by mutual written agreement of the parties acting through the Steering Committee; but subject to the limitation specified in Section 2.7(b)(i).

     SCREENING TARGETS means Targets selected by Tularik for which the screening fee described in Section 4.2, the success payment described in Section 4.3, the milestone payments described in Section 4.4 and the royalties described in
Section 4.5 are due from Tularik to NeoGenesis as specified in Section 4.

     SELLING AND PROMOTION EXPENSES means direct costs, specifically allocable to a Shared Product, incurred for the sale (including costs of sales forces, sales force incentives specific to a Shared Product, customer targeting, call reporting and other monitoring/tracking costs, training of sales force and other regional sales management) and the promotion (including costs of promotional literature, symposia, industry trade shows, exhibits and direct mail) of a Shared Product and which are not also characterized as Marketing, Advertising and Education Expenses. In the event that such costs cannot be calculated on a Shared Product-by-Shared Product basis, such costs shall be calculated by multiplying: (i) the aggregate selling and promotion expenses incurred by the party's pharmaceutical business for all pharmaceutical products that shall be calculated correspondingly according to the formula set forth in this paragraph; by (ii) a fraction, (x) the numerator of which is the Net Sales for such Shared Product; and (y) the denominator of which is the total net sales of all pharmaceutical products of the party's pharmaceutical business that shall be calculated correspondingly according to the formula for Net Sales under this Agreement.

     SHARED PRODUCT(S) means any product made up of, comprising or containing a Designated Shared Compound or a Derivative Compound thereof. SHARED PRODUCTS shall not include Products.

     SHARED PRODUCT LOSSES means in any calendar year the excess, if any, by which Expenses exceed Net Sales.

     SHARED PRODUCT PROFITS means in any calendar year the excess, if any, by which Net Sales exceed Expenses.

     SHARED TARGETS means Targets proposed by Tularik and approved by NeoGenesis for which no screening fee, success payments, milestones or royalties are due. Instead, NeoGenesis and Tularik shall contribute equally to the further research, Pre-Clinical Development and Development of compounds active against Shared Targets, and all costs related to such activities in respect of such Shared Targets, and NeoGenesis and Tularik shall share equally in the proceeds of any resulting product(s), as described in Section 4A.

     SUBLICENSE REVENUES means revenues or other consideration received from such sublicensee as consideration for the grant of such sublicense, less the expenses directly attributable to supplying goods and services to such sublicensees to enable their practice of such sublicenses (excluding all amounts received for the purchase of an equity interest in, or as a loan to, a party, in each case at the fair market value thereof.)

     SUBSTANTIAL COMPETITION means market penetration in a country with respect to a Product by one or more third parties with a product with the same active ingredient, which market penetration, with respect to such Product, cumulatively amounts to more than [*] market share of all products containing the same active ingredient determined on a per unit basis in such country during a calendar year.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     SUCCESS CRITERIA means that Tularik identifies at least one Designated Screening Compound as set forth in Section 2.8 or elects to participate in the Pre-Clinical Development of at least one Designated Shared Compound as set forth in Section 4A.2, on each of at least two (2) Targets included in the Proof of Concept Stage, and each such Designated Compound must show activity such that Tularik initiates (in the case of a Designated Screening Compound) or the parties (in the case of a Designated Shared Compound) initiate a Medicinal Chemistry Effort with respect to such Designated Compound.

     TARGET means a specific protein target(s) selected or proposed by Tularik, as applicable, for which NeoGenesis will perform the Screening Program. A Target may be either a Screening Target or a Shared Target. An Excluded Target is not a Target for purposes of this Agreement until such time, if any, as it becomes a Screening Target or a Shared Target.

     TERRITORY means all the countries of the world.

     THIRD PARTY ROYALTIES means any consideration approved by the Steering Committee and paid to third parties pursuant to Section 4A.13.

     TULARIK INTELLECTUAL PROPERTY means, individually and collectively, (a) all Inventions that are conceived, discovered, developed, generated, created, made or reduced to practice or tangible medium of expression solely by employees or consultants of Tularik at any time prior to the Effective Date, or after the Effective Date, if such Inventions are not based upon or related to the performance of the Program; (b) any tangible materials provided by Tularik to NeoGenesis for use in the conduct of the Program, together with, where applicable, any analogs, derivatives, fragments, progeny, sub-cellular constituents or expression products thereof; (c) the Targets or the uses thereof; and (d) the functional and/or secondary assays provided by Tularik under the Program. The term Tularik Intellectual Property, HOWEVER, does not include any techniques, methodologies, know-how, information and data which is, as of the Effective Date or later becomes, generally available to the public, other than such techniques, methodologies, know-how, information and data included in Tularik Patent Rights.

     TULARIK PATENT RIGHTS means (a) those patents and patent applications covering Tularik Intellectual Property and Program Intellectual Property owned by or licensed to Tularik that are Controlled by Tularik at any time during the term of this Agreement which relate to or otherwise would be infringed by the performance of the Screening Program or the Development, Manufacture, use, importation or sale of any Designated Shared Compound or Shared Product and, to the extent permitted under Section 4A.15, Independent Compounds and Independent Products and (b) all divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates and foreign counterparts thereof.

     VALID CLAIM means (i) a claim of an unexpired and issued patent which has not been found to be invalid or unenforceable by a court or other authority of competent jurisdiction in the subject country in a decision which is unappealable or not appealed; or (ii) a claim of a pending application, which application, taking into consideration the earliest priority date, has not been pending for more than five (5) years.

1.2 OTHER DEFINED TERMS. The following terms shall have the meanings set forth in the section appearing opposite such term:

        AGREEMENT                              Recitals
        BANKRUPTCY CODE                        Section 3.1
        COMPLETION OF SCREENING                 Section 4.2
        CONVERTIBLE NOTE                       Section 4.1
        DESIGNATED SCREENING COMPOUND(S)       Section 2.8
        DESIGNATED SHARED COMPOUND(S)          Section 4A.2
        DEVELOPMENT BUDGET                     Section 4A.7
        DEVELOPMENT PLAN                       Section 4A.7
        DISCONTINUED COMPOUND(S)               Section 4A.3
        DISCRETE COMPOUND(S)                   ATTACHMENT A

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

        DISPUTE NOTICE                         Section 9.1
        EFFECTIVE DATE                         Recitals
        EXCLUDED TARGET                        Section 2.2
        EXPANDED COLLABORATION                 Section 2.1
        FINAL TARGET REPORT                    ATTACHMENT A
        GENERIC RIGHTS                         Section 3.2
        INDEMNIFIED PARTY(IES)                 Section 7.2
        INDEMNIFYING PARTY                     Section 7.2
        INDEPENDENT COMPOUND(S)                Section 4A.15
        INDEPENDENT PARTY                      Section 4A.15
        INDEPENDENT PRODUCT                    Section 4A.15
        IPO                                    Section 4.1
        LICENSED TECHNOLOGY                    Section 3.1
        LOSSES                                 Section 7.2
        MARKETING BUDGET                       Section 4A.23
        MARKETING PLAN                         Section 4A.23
        NEOGENESIS                             Recitals
        NON-PROPOSED COMPOUND(S)               Section 4A.4
        NON-PROPOSED COMPOUND INTERESTED PARTY Section 4A.4
        OVERAGE THRESHOLD                      Section 4A.8
        PRELIMINARY COMPOUND(S)                ATTACHMENT A
        PRIMARY ACTIVE COMPOUND(S)             ATTACHMENT A
        PROOF OF CONCEPT STAGE                 Section 2.1
        RE-ENGAGEMENT AMOUNT                   Section 4A.16
        RE-ENGAGEMENT EXPIRATION DATE          Section 4A.16
        RE-ENGAGEMENT NOTICE                   Section 4A.16
        SELECTED COMPOUND(S)                   ATTACHMENT A
        SELECTED SCREENING COMPOUND(S)         ATTACHMENT A
        SELECTED SHARED COMPOUND(S)            ATTACHMENT A
        SHARE OF LOSS                          Section 4A.17
        SHARE OF PROFIT                        Section 4A.17
        STEERING COMMITTEE                     Section 2.7
        TERMINATED COUNTRIES                   Section 4A.23
        TULARIK                                Recitals

2.   SCREENING PROGRAM; R&D PROGRAM; COMMERCIALIZATION

2.1 PROOF OF CONCEPT STAGE; EXPANDED COLLABORATION STAGE. (a) The parties shall conduct an initial program encompassing [*] Targets (the PROOF OF CONCEPT STAGE) as described in Section 2.1(b). If the Proof of Concept Stage meets the Success Criteria or if elected by Tularik upon Tularik's notice to NeoGenesis that Tularik desires to initiate an expanded collaboration regardless of achievement of the Success Criteria during the Proof of Concept Stage or as set forth in the last sentence of Section 4.1(c), the parties shall expand such collaboration for an additional three (3) years as described in Section 2.1(c) (the EXPANDED COLLABORATION). The parties shall enter into the Expanded Collaboration or not enter into the Expanded Collaboration, as the case may be, not later than [*] after the date the Success Criteria are satisfied or, if the Success Criteria are not satisfied, not later than [*] after the completion by NeoGenesis of the Proof of Concept Stage.

     (b) During the Proof of Concept Stage, Tularik shall provide NeoGenesis with [*] Targets for screening: [*] Screening Targets and [*] Shared Targets. Screening and, if elected by Tularik or the Steering Committee, as applicable, optimization for each Target that is the subject of the Proof of Concept Stage shall be completed within [*] following delivery of each Target to NeoGenesis, such delivery to occur within [*] of the Effective Date. The [*] Targets and their designation as Screening Targets or Shared Targets are identified in ATTACHMENT C.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     (c) During the Expanded Collaboration (if any), Tularik shall select [*] Targets as Screening Targets for the Expanded Collaboration. In addition, for every [*] Screening Targets selected for the Expanded Collaboration, Tularik shall propose [*] Shared Target to become the subject of the Expanded Collaboration (up to a maximum of [*] Shared Targets during the Expanded Collaboration). Timing for the screening of Screening Targets and Shared Targets in the Expanded Collaboration shall be mutually agreed upon, but each such screening shall be completed within [*] of delivery of the relevant Target to NeoGenesis by Tularik.

     (d) Notwithstanding any provision of this Agreement to the contrary, Tularik shall not be permitted to screen more than [*] Screening Targets in the aggregate that [*].

     (e) The Proof of Concept Stage will have a duration of [*]. If applicable, the Expanded Collaboration will have a duration of an additional thirty six
(36)-month period. The duration of the Screening Program will equal the duration of the Proof of Concept Stage, and, if applicable, the Expanded Collaboration.

2.2 DISCLOSURE OF TARGETS. During the Program, Tularik shall from time to time disclose Screening Targets selected by Tularik and/or Shared Targets proposed by Tularik to NeoGenesis in writing. Within [*] of each disclosure of a selected or proposed Target by Tularik, NeoGenesis shall notify Tularik as to whether such Target is an Excluded Target. If NeoGenesis does not serve such notice within the specified period, such Target shall not be an Excluded Target. NeoGenesis may deem a Target as an Excluded Target if on the date NeoGenesis receives such selected or proposed Target disclosure from Tularik: (a) NeoGenesis is contractually prohibited from performing the screening contemplated in this Agreement on such Target, (b) NeoGenesis has received a request from a third party to provide screening on such Target and NeoGenesis reasonably expects to commence such screening within [*] for such third party, or (c) NeoGenesis has previously conducted screening on such Target for another party (each, an EXCLUDED TARGET). Excluded Targets shall [*] Screening Targets to be supplied by Tularik during the Expanded Collaboration. Such Excluded Targets shall not, however, at Tularik's option, [*] Screening Targets to be supplied during the Expanded Collaboration. NeoGenesis will promptly notify Tularik if an Excluded Target that was excluded pursuant to Section 2.2(b) does not become the subject of screening at NeoGenesis within said [*] period Tularik may have such Excluded Target deemed a Target with notice to NeoGenesis.

2.3 DELIVERY OF TARGET PROTEINS. Tularik shall deliver the Targets for the Proof of Concept Stage as set forth in Section 2.1. In the Expanded Collaboration, Tularik shall deliver to NeoGenesis for screening (a) Screening Targets selected by Tularik within [*] of selection or (b) Shared Targets proposed by Tularik that have been accepted by NeoGenesis within [*] following written acceptance by NeoGenesis of such Shared Targets. Tularik shall provide Targets in the quantities and formats specified in ATTACHMENT A. Tularik shall also provide NeoGenesis at the time of delivery with a written description of the concentration and volume of the Target. Tularik shall deliver the Targets FOB to NeoGenesis' Cambridge, Massachusetts facility.

2.4 EXCLUSIVITY. Notwithstanding any other provision in this Agreement, any Targets screened by NeoGenesis on behalf of Tularik during the Proof of Concept Stage or the Expanded Collaboration, as either Screening Targets or Shared Targets, shall not be screened for a third party or internally at NeoGenesis (nor shall NeoGenesis research, develop, make, use or sell any products active against such Targets) during the Screening Program and for a period of [*] following completion of all work by NeoGenesis under the Screening Program with respect to such Target. Notwithstanding the foregoing, NeoGenesis shall not screen any Target proprietary to Tularik: (a) for a third party, except upon the request of such third party and not as a result of any solicitation by NeoGenesis with respect to any Target, for a period of [*] following completion of all work by NeoGenesis under the Screening Program with respect to such Target; or (b) internally at NeoGenesis for a period of [*] following completion of all work by NeoGenesis under the Screening Program with respect to such Target. It is understood and acknowledged by NeoGenesis that the restrictions imposed by this Section 2.4 will operate independently of and in addition to any patent rights that Tularik may hold in respect of any Target and that, notwithstanding the preceding sentence, NeoGenesis shall not screen any Target covered by patent rights owned or controlled by Tularik.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

2.5 GRANT OF RESEARCH LICENSES. (a) Tularik hereby grants NeoGenesis a nonexclusive, nontransferable, royalty-free license to use Tularik Intellectual Property and Program Intellectual Property owned by Tularik (including Tularik Patent Rights) solely for purposes of conducting the Screening Program and performing NeoGenesis' obligations under the Screening Program. NeoGenesis will not use Tularik Intellectual Property and Program Intellectual Property owned by Tularik for any other purpose, without Tularik's prior written permission and except as otherwise permitted by the licenses granted in Sections 3.1 and 3.2(f). NeoGenesis shall not (i) grant, or attempt to grant, a sublicense under this Section 2.5 to use Tularik Intellectual Property or Program Intellectual Property owned by Tularik to any Person without the express written consent of Tularik or (ii) modify the Targets supplied by Tularik, including, without limitation, the making of any derivatives, analogs, fragments or components thereof. In the event that NeoGenesis does not consume all of the Targets supplied by Tularik in performance of the Screening Program, NeoGenesis will upon completion of the Screening Program with respect to each particular Target, return to Tularik any quantities of such Target and any derivatives, analogs, fragments or components thereof.

     (b) NeoGenesis hereby grants Tularik a nonexclusive, nontransferable, royalty-free license to use NeoGenesis Intellectual Property and Program Intellectual Property owned by NeoGenesis (including NeoGenesis Patent
Rights) solely for purposes of conducting the Screening Program, performing Tularik's obligations under the Screening Program and identifying Designated Compounds under Section 2.8. Tularik will not use NeoGenesis Intellectual Property and Program Intellectual Property owned by NeoGenesis for any other purpose, without NeoGenesis' prior written permission and except as otherwise permitted by the licenses and assignments granted in Sections 3.1, 3.2(d), 3.2(e) and 3.2(i). Tularik shall not grant, or attempt to grant, a sublicense under this Section 2.5 to use NeoGenesis Intellectual Property or Program Intellectual Property owned by NeoGenesis to any Person without the express written consent of NeoGenesis. In addition, Tularik shall not analyze the structure of any Preliminary Compounds, Discrete Compounds or Primary Active Compounds or otherwise seek to derive, independent of NeoGenesis, the structure of such Preliminary Compounds, Discrete Compounds or Primary Active Compounds until such time as Tularik designates Primary Active Compounds as Selected Compounds in accordance with the procedure specified in ATTACHMENT A.

2.6 SCIENTIFIC REPORTS. (a) NeoGenesis will keep and maintain adequate records containing laboratory data generated in the course of the Screening Program to enable it to furnish complete and accurate information to Tularik regarding the Screening Program activities and results, including all Preliminary Compounds, Primary Active Compounds and NeoMorph Focused Libraries identified in the Screening Program and all Program Intellectual Property described in clauses (a) or (b) of the Program Intellectual Property definition. All such written records of NeoGenesis shall be open to inspection by Tularik during normal business hours upon reasonable prior notice.

     (b) NeoGenesis shall provide Tularik with reasonably-detailed written reports describing the results of the research performed pursuant to the Screening Program including all Preliminary Compounds, Primary Active Compounds and NeoMorph Focused Libraries identified in the Screening Program and Program Intellectual Property described in clauses (a) or (b) of the Program Intellectual Property definition. Such reports shall be delivered to Tularik at least monthly during the Screening Program. Representatives of NeoGenesis will make themselves reasonably available to discuss such reports and the progress of the Screening Program. NeoGenesis will deliver a Final Target Report (as defined in ATTACHMENT A) with respect to the Screening Program work performed on each Target including a description of all the Preliminary Compounds, Primary Active Compounds and NeoMorph Focused
Libraries identified during the Screening Program with respect to such Target.

2.7 STEERING COMMITTEE. (a) A Steering Committee (STEERING COMMITTEE) shall be responsible for oversight of the Program. The Steering Committee shall consist of four (4) members, two (2) members to be appointed by each of NeoGenesis and Tularik, except as otherwise provided in Section 4A.7. Each party may, with notice to the other, substitute any of its members serving on the Steering Committee. The initial Tularik members shall be Tim Hoey and Marc Labelle and the initial NeoGenesis members shall be Satish Jindal and Huw Nash. Tularik shall have the right to appoint one of its members to be the chairperson of the Steering Committee.

     (b) The Steering Committee shall be responsible for the management and conduct of the Program and shall in particular: (i) consider, review and amend ATTACHMENT A from time to time in such manner as may be appropriate;

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

PROVIDED, that the Steering Committee may not amend ATTACHMENT A in a manner that would conflict with the time period for designating Designated Screening Compounds specified in Section 2.8 or the time period for designating Designated Shared Compounds specified in Section 4A.1 or the obligations specified in the last sentence of Section 2.5(b), in each case without the prior written agreement of both Tularik and NeoGenesis; (ii) monitor progress of the Program;
(iii) report regularly to the management of both parties upon the progress of the Program; (iv) be the conduit for transfer of information between the parties; and (v) conduct such other activities as set forth in Section 4A.

     (c) The Steering Committee shall hold meetings as mutually agreed by the parties (but in no event less than eight (8) times during the term of the Screening Program if the parties enter into the Expanded Collaboration, unless mutually agreed by the parties) to review the Program. The first meeting of the Steering Committee shall be held within forty five (45) days of the Effective Date and shall be held in Cambridge, Massachusetts. Thereafter, meetings may be held by telephone or video conference, PROVIDED THAT the parties shall meet in person at least two (2) times during the Screening Program. Minutes of all meetings setting forth decisions of the Steering Committee relative to the Program shall be prepared by the host party and circulated to both parties within twenty five (25) days after each meeting, but minutes shall not become official until approved by both parties (which approval the parties shall use reasonable efforts to give within thirty (30) days of receipt of such minutes).

     (d) The quorum for Steering Committee meetings shall be two (2) members, provided there is at least one member from each of NeoGenesis and Tularik present. The Steering Committee will render decisions by unanimous vote. Disagreements among the Steering Committee regarding the Program will be resolved via good-faith discussions; PROVIDED, that in the event of a disagreement that cannot be resolved within thirty (30) days after the date on which the disagreement arose, the matter shall be referred to Tularik's Chief Executive Officer and NeoGenesis's Chief Executive Officer or their respective designees. Thereafter, if any such disagreement is not resolved within forty five (45) days, then Tularik will have the right to make the final decision, unless it is otherwise expressly provided in Section 4A that a particular decision of the Steering Committee shall be unanimous.

2.8 DESIGNATED SCREENING COMPOUNDS. (a) Within [*] following the delivery of Selected Screening Compounds to Tularik for a particular Screening Target in accordance with ATTACHMENT A and completion of optimization, if any, performed by NeoGenesis on Selected Screening Compounds for such Screening Target in accordance with ATTACHMENT A, Tularik shall notify NeoGenesis whether it will classify any Selected Screening Compounds or compounds arising out of NeoGenesis' optimization (if any) for such Screening Target as candidates for further research (each, a DESIGNATED SCREENING COMPOUND). If Tularik does not identify any Designated Screening Compound(s) against a particular Screening Target within such period, the license granted Tularik under Section 3.1 shall terminate and be of no further force or effect solely with respect to Designated Screening Compounds and/or Products against the applicable Screening Target, and no further payment from Tularik shall be due with respect to such Screening Target. If Tularik does identify any Designated Screening Compounds, such Designated Screening Compounds will be subject to the license granted Tularik under Section 3.1 and shall no longer be available to NeoGenesis or any third party in any NeoGenesis compound library, including its NeoMorph Screening Library, or in any other manner. Not more than [*] Designated Screening Compounds per Screening Target may be taken from the Preliminary Compounds (without optimization through NeoMorph Focused Library(ies)) and not more than a total of [*] Designated Screening Compounds in the aggregate for all Screening Targets may be taken from the Preliminary Compounds (without optimization through NeoMorph Focused Library(ies)). Unless otherwise agreed by the parties, there shall be [*] Designated Screening Compounds that may be taken from NeoMorph Focused Library(ies); PROVIDED, all such Designated Screening Compounds have [*]. In addition, Tularik may take up to [*] Designated Screening Compounds per Screening Target from NeoMorph Focused Library(ies) which Designated Screening Compounds [*].

     (b) Within [*] following receipt of notification from Tularik identifying Designated Screening Compounds, NeoGenesis shall amend ATTACHMENT D to identify any applicable NeoGenesis Patent Rights not previously identified to Tularik.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

(c) Tularik shall have the right, with notice to NeoGenesis, to "undesignate" those Designated Screening Compounds Tularik considers unsuitable for further development. When a Designated Screening Compound is undesignated, Tularik shall have the right to replace that compound with a new Designated Screening Compound to the extent that such replacement compound is not otherwise subject to an obligation to any third party; PROVIDED that Tularik returns such undesignated compound to NeoGenesis upon the receipt of such replacement compound, any restrictions with respect to such undesignated compound shall expire and NeoGenesis shall be permitted to use such undesignated compound for any purpose not otherwise prohibited by this Agreement or any patent rights owned or Controlled by Tularik. Tularik may not: (i) undesignate any Designated Screening Compound for which it has filed any patent applications covering such Designated Screening Compound; (ii) undesignate more than [*] Designated Screening Compounds per Screening Target; or (iii) undesignate more than (A) [*] Designated Screening Compounds in the aggregate for all Screening Targets if the parties do not enter into the Expanded Collaboration or (B) [*] Designated Screening Compounds in the aggregate for all Screening Targets if the parties enter into the Expanded Collaboration.

2.9 LIMITATIONS ON NEOGENESIS. Under no circumstances shall NeoGenesis disclose any of the results (including without limitation any NeoMorph Focused Library(ies) created during the Screening Program) or data arising out of the Screening Program regarding the effectiveness or ineffectiveness of the compounds in its compound libraries against all or any of the Targets to any third party, or otherwise use such information for its own benefit or the benefit of any third party, without Tularik's prior written consent; it being understood that the use of the NeoMorph Screening Library may result in the independent generation of results or data similar to the results or data generated in the course of the Screening Program and that the use of such independently generated results or data, if otherwise obtained and used in accordance with Section 2.4 and the other provisions of the Agreement, shall not constitute a breach of these obligations; PROVIDED FURTHER, that the obligations of NeoGenesis to not make any Designated Compound available to NeoGenesis or any third party in NeoGenesis' compound libraries, including its NeoMorph Screening Library, shall operate independently of the foregoing exception. Subject to its obligations under the Screening Program, nothing in the Agreement shall be construed to prohibit Tularik, alone or with third parties, from performing screening for compounds active against Targets, from performing any research and development efforts with respect to such compounds or Targets or from making, using or selling any products resulting from such research and development efforts, without compensation or further obligation to NeoGenesis; PROVIDED, that no NeoGenesis Intellectual Property or Program Intellectual Property owned by NeoGenesis (including any intellectual property that is the subject of the assignment set forth in Section 3.2(d)) is used in the development of such products.

2.10 PRODUCT DEVELOPMENT. Tularik, [*], shall be responsible for and shall use its Commercially Reasonable Efforts to conduct the R&D Program.

2.11 MANUFACTURE OF PRODUCT. Tularik, [*], shall be responsible for and shall use its Commercially Reasonable Efforts to Manufacture any Products in accordance with the Regulatory Approvals.

2.12 REGULATORY MATTERS. Tularik, [*], shall be responsible for the preparation and filing, with the appropriate Regulatory Authorities, of all documents that are necessary to conduct clinical studies of Products in connection with the R&D Program. Tularik shall be responsible for and shall use Commercially Reasonable Efforts to file Regulatory Approval applications and obtain applicable Regulatory Approvals for at least one Product for each Screening Target in each of the Major Countries. Simultaneously with the submission of each such regulatory filing, Tularik shall notify NeoGenesis, in writing, that such regulatory filing has been made. Tularik shall be responsible for reporting all adverse events associated with any Product to the appropriate Regulatory Authorities in accordance with Applicable Laws.

2.13 MARKETING AND SALE. Tularik, [*], shall be responsible for the Commercialization of Products in the Territory and shall use its Commercially Reasonable Efforts to Commercialize each Product in each of the Major Countries in which it has obtained necessary Regulatory Approvals. Tularik shall be responsible for establishing the price of each such Product sold by or on behalf of it pursuant to this Agreement.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

2.14 THIRD PARTY LICENSES. Tularik, [*], shall be responsible for obtaining any and all licenses from third parties necessary or desirable to perform the R&D Program and/or to Commercialize any Product.

2.15 COMPLIANCE WITH LAW. Tularik shall conduct the R&D Program and conduct its Manufacturing operations, and each party shall conduct its activities under the Program, in a safe and prudent manner, in compliance with all Applicable Laws (including, but not limited to, those relating to occupational safety and health, public safety and health, protecting the environment, the disposal of wastes, Good Clinical Practices, Good Laboratory Practices and Good Manufacturing Practices), and in compliance with all applicable provisions of this Agreement. Each party shall obtain all necessary registrations and permits pertaining to its activities contemplated by this Agreement.

2.16 PERIODIC REVIEW. Tularik and NeoGenesis shall periodically meet, at such times and places as are mutually agreed upon, and in person or by telephone or videoconference as mutually agreed upon, for Tularik to provide NeoGenesis with an update on the status of the progress of Tularik's R&D Program and Commercialization of each Product, PROVIDED, HOWEVER, that such meetings shall occur no more than twice per calendar year unless the parties agree, in writing, to meet more or less often. Tularik and NeoGenesis shall each be responsible for its own expenses incurred in connection with attending such meetings.

3.   LICENSE; PROPRIETARY RIGHTS

3.1 GRANT OF LICENSE. (a) Subject to the terms and conditions of this Agreement, NeoGenesis hereby grants to Tularik, and Tularik hereby accepts, a worldwide right and license, without the right to sublicense (except as set forth in the third sentence of this Section 3.1(a) with respect to Designated Screening Compounds, Derivative Compounds thereof and Products), within the Territory, to use (i) the NeoGenesis Intellectual Property and NeoGenesis Patent Rights and
(ii) the Program Intellectual Property owned by NeoGenesis, in each case with application to the Field (collectively, the LICENSED TECHNOLOGY) to the extent necessary or useful to research, develop, have developed, make, have made, use, distribute, promote, market, offer for sale, sell, have sold, import and export Designated Compounds, Derivative Compounds thereof, Products and Shared Products and, to the extent permitted under Section 4A.15, Independent Compounds, Derivative Compounds thereof and Independent Products. The foregoing license shall be exclusive with respect to Designated Screening Compounds, Derivative Compounds thereof and Products and co-exclusive (with NeoGenesis) with respect to Designated Shared Compounds, Derivative Compounds thereof, Shared Products, Independent Compounds and Independent Products. Tularik may grant sublicenses of its rights under this Section 3.1(a) with respect to Designated Screening Compounds, Derivative Compounds thereof and Products; PROVIDED that Tularik: (1) obtains each sublicensee's written agreement to be subject to the same obligations as is Tularik under Sections 2.15, 2.16, 3.1(d), 4.7, 4.8, 5.2 and 8.3(c) (last sentence) of this Agreement (or substantially identical provisions) and (2) shall remain responsible for the performance of all of its obligations under this Agreement, whether such obligations are performed by Tularik, its Affiliates or any of its sublicensees.

     (b) Subject to the terms and conditions of this Agreement, Tularik hereby grants to NeoGenesis, and NeoGenesis hereby accepts, a co-exclusive (with Tularik), worldwide right and license, without the right to sublicense, within the Territory, to use (i) the Tularik Intellectual Property and Tularik Patent Rights and (ii) the Program Intellectual Property owned by Tularik, in each case with application to the Field to the extent necessary or useful to research, develop, have developed, make, have made, use, distribute, promote, market, offer for sale, sell, have sold, import and export Designated Shared Compounds, Derivative Compounds thereof and Shared Products and, to the extent permitted under Section 4A.15, Independent Compounds, Derivative Compounds thereof and Independent Products.

     (c) The licenses granted under this Section 3.1 shall be treated as a license of rights to "intellectual property" (as defined in Section 101(56) of Title 11 of the United States Code, as amended (the BANKRUPTCY CODE)) for purposes of Section 365(n) of the Bankruptcy Code. The parties agree that the party holding the license from the other party may elect to retain and may fully exercise all of its rights and elections under the Bankruptcy Code, PROVIDED that it abides by the terms of this Agreement.

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SEPARATELY WITH THE COMMISSION.


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     (d) Each party, as applicable, shall mark or have marked all containers or packages of Products, Shared Products or Independent Products that are the subject of the license granted under this Section 3.1 in accordance with the patent marking laws of the jurisdiction in which such products are manufactured, used or sold.

     (e) Unless sooner terminated in accordance with Section 8.2, the license under Section 3.1(a) with respect to Designated Screening Compounds, Derivative Compounds thereof and Products will remain in effect on a compound-by-compound, Product-by-Product and country-by-country basis until the LATER OF: (i) the expiration or revocation or complete rejection (in the case of a patent application) of the last to expire or to be revoked or to be completely rejected (in the case of a patent application) of the NeoGenesis Patent Rights (including those NeoGenesis Patent Rights assigned to Tularik pursuant to Section 3.2(d)) covering the Designated Screening Compounds, Derivative Compounds thereof or corresponding Products, as the case may be, in such country or (ii) in the case of a particular Product, twelve (12) years following the First Commercial Sale of such Product.

     (f) Subject to the next succeeding sentence and the provisions of Section 8.4, unless sooner terminated in accordance with Section 8.2, the licenses under Sections 3.1(a) and 3.1(b) with respect to Designated Shared Compounds, Derivative Compounds thereof, Shared Products, Independent Compounds, Derivative Compounds thereof and Independent Products will remain in effect on a compound-by-compound, product-by-product and country-by-country basis until the earlier to occur of the first date on which: (i) Net Sales on Shared Products and Independent Products, as the case may be, shall be reduced from a positive number to zero; and (ii) neither party is then pursuing research, Pre-Clinical Development or Development of the applicable Designated Shared Compound, Derivative Compound thereof, Shared Product, Independent Compound, Derivative Compound thereof or Independent Product, in each case using Commercially Reasonable Efforts. If either party elects to terminate participation in the Pre-Clinical Development or Development of any Designated Shared Compounds, Derivative Compound thereof or Shared Product in accordance with Section 4A.14, any license granted to the non-participating party with respect to the applicable Designated Shared Compound, Derivative Compound thereof or Shared Product shall terminate until such time (if any) as a party resumes participation in the Pre-Clinical Development or Development of such Designated Shared Compound, Derivative Compound thereof or Shared Product, in which case such license shall revive and be of full force and effect with respect to such Designated Shared Compound, Derivative Compound thereof or Shared Product until terminated in accordance with the first sentence of this Section 3.1(f).

3.2 PROPRIETARY RIGHTS. (a) This Agreement does not convey to NeoGenesis any rights in any Tularik Intellectual Property, Tularik Patent Rights or any other intellectual property, patents or patent applications of Tularik by implication, estoppel or otherwise except for the rights expressly granted in Sections 2.5,
3.1 and 3.2(f). Title to the Tularik Intellectual Property, Tularik Patent Rights and any other intellectual property, patents or patent applications of Tularik shall at all times remain vested in Tularik. This Agreement does not convey to Tularik any rights in any NeoGenesis Intellectual Property, NeoGenesis Patent Rights or any other intellectual property, patents or patent applications of NeoGenesis by implication, estoppel or otherwise except for the rights expressly granted in Sections 2.5, 3.1, 3.2(d), 3.2(e) and 3.2(i). Subject to
Section 3.2(i) and 3.2(d), title to the NeoGenesis Intellectual Property, NeoGenesis Patent Rights and any other intellectual property, patents or patent applications of NeoGenesis shall at all times remain vested in NeoGenesis. Title to and any interest in Program Intellectual Property described in clause (a) of the Program Intellectual Property definition (including corresponding Program Patent Rights) shall be the property of NeoGenesis. Except as described in the eighth sentence of this Section 3.2(a), title to and any interest in Program Intellectual Property described in clause (b) of the Program Intellectual Property definition (including corresponding Program Patent Rights) shall be jointly held by Tularik and NeoGenesis. Title to and any interest in Program Intellectual Property described in clause (c) of the Program Intellectual Property definition (including corresponding Program Patent Rights) shall be the property of Tularik. Notwithstanding any of the foregoing, Program Intellectual Property, regardless of inventorship, shall be: (i) the property of NeoGenesis if such Program Intellectual Property is directly related to the NeoMorph Screening Library (except as described in Section 3.2(a)(ii)(B) below), ALIS or QSCD; and (ii) the property of Tularik (A) if such Program Intellectual Property is directly related to the Targets or the uses thereof or to Tularik's functional or secondary assays, or to the Products, or (B) if such Program Intellectual Property relates to Designated Compounds and Derivative Compounds (including

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SEPARATELY WITH THE COMMISSION.

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any generic composition of matter claims with respect thereto and any Selected
Compounds contained therein). The Program Intellectual Property described in
Section 3.2(a)(ii)(B) shall be referred to as the GENERIC RIGHTS.

     (b) If required, patent counsel mutually acceptable to the parties and selected by the Steering Committee shall determine inventorship of all Program Intellectual Property in accordance with U.S. patent law (and other U.S. intellectual property law, if applicable).

     (c) NeoGenesis shall retain the following rights with respect to the following NeoGenesis Intellectual Property and Program Intellectual Property owned by NeoGenesis:

     (i) Subject to Sections 2.2(last sentence), 2.4, 2.8, 2.9, 3.1(a), 3.2(a)(first two sentences), 3.2(c)(ii)(A), 3.2(f), 4A.2(a)(last sentence) and 5.2, NeoGenesis may continue to use its NeoMorph Screening Library to screen target proteins for other parties; and

     (ii) NeoGenesis shall retain all rights and may continue to use Preliminary Compounds created as part of the Screening Program but not selected as Primary Active Compounds and Primary Active Compounds not selected as Selected Compounds; provided, however, that such Preliminary Compounds and Primary Active Compounds (A) may not be used against the Targets and (B) shall only be used in the event and to the extent they result from use of the NeoMorph Screening Library to screen target proteins for other parties.

     (d) In addition to the license granted under Section 3.1 with respect to Licensed Technology, NeoGenesis hereby assigns and agrees to assign to Tularik all of NeoGenesis' right, title and interest in those Designated Screening Compounds designated by Tularik in accordance with Section 2.8. Such assigned Designated Screening Compounds and the corresponding NeoGenesis Patent Rights shall, from the date of assignment by NeoGenesis, be treated as Tularik Patent Rights for purposes of this Agreement (including Section 3.3(c) and Section 3.4) and such assigned Designated Screening Compounds and the corresponding NeoGenesis Intellectual Property shall, from the date of assignment by NeoGenesis, be treated as Tularik Intellectual Property for purposes of this Agreement (including Section 3.4). The date of assignment with respect to the Designated Screening Compounds shall be the date Tularik notifies NeoGenesis that a particular Selected Screening Compound has been designated as a Designated Screening Compound and pays the fee for such Designated Screening Compound specified in Section 4.3. Notwithstanding any provision of this Agreement to the contrary, Tularik shall remain obligated to pay NeoGenesis in respect of all such assigned Designated Screening Compounds (and any Derivative Compounds thereof and any corresponding Product(s)) the milestone fees and royalties due NeoGenesis under Section 4.4 and Section 4.5 of this Agreement until the earlier of (i) such time as [*], or (ii) the LATER OF the expiration or revocation or complete rejection (in the case of a patent application) of the last to expire or to be revoked or to be completely rejected (in the case of a patent application) of the patent rights within the assigned NeoGenesis Patent Rights in this Section 3.2(d) covering such assigned Designated Screening Compounds (and any Derivative Compounds thereof and any corresponding Product(s)) or [*] following the First Commercial Sale of such Product(s).

     (e) If, during the term of the Agreement, NeoGenesis has or obtains any patent or other proprietary right in any Program Intellectual Property (by ownership or license) that could be asserted to prevent Tularik from practicing the Tularik Intellectual Property or Program Intellectual Property owned by Tularik to research, develop, have developed, make, have made, use, distribute, promote, market, offer for sale, sell, have sold, import and export compounds, NeoGenesis will grant Tularik a non-exclusive, worldwide, perpetual license (or sublicense, as the case may be), with the right to sublicense, to such patent or other proprietary right to the extent necessary or useful to practice the license granted under Section 3.1 and Tularik will [*]; provided, however, that the foregoing shall not be construed to grant Tularik any license to utilize NeoGenesis' NeoMorph Screening Library, ALIS or QSCD except as otherwise expressly set forth in this Agreement.

     (f) Tularik hereby grants NeoGenesis (i) an irrevocable, exclusive (except as to Tularik as described below in this Section 3.2(f)), fully-paid, perpetual license, including the right to grant sublicenses, to any Generic Rights for which NeoGenesis or its employees and/or agents are the sole inventor, and (ii) an irrevocable, co-exclusive, fully-paid, perpetual license, including the right to grant sublicenses, to any Generic Rights for which NeoGenesis or its

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employees and/or agents are joint inventors, except that in each case Tularik will retain exclusive rights in such Generic Rights to the extent necessary or useful to research, develop, have developed, make, have made, use, distribute, promote, market, offer for sale, sell, have sold, import and export Designated Compounds, Derivative Compounds thereof, Products, Shared Products, Independent Compounds, Derivative Compounds thereof and Independent Products.

     (g) Neither party shall use Program Intellectual Property owned by the other party or Confidential Information of the other party outside of the performance of the Program or except as otherwise expressly permitted in this Agreement.

     (h) Both parties agree that Program Intellectual Property does not include work done by either party with respect to a particular Screening Target after the Screening Program activities are completed with respect to such Screening Target.

     (i) In the event that NeoGenesis has a patent, has filed a patent application or files a patent application outside the Program that encompasses a Designated Compound and/or any Derivative Compound and NeoGenesis is not obligated to exclusively license or assign such patent or patent application to a third party pursuant to another agreement in existence at the Effective Date, NeoGenesis shall be deemed to be subject to an obligation to assign such patent or patent application (or, where possible, the relevant portion thereof) to Tularik without the payment of any additional consideration by Tularik but subject to the license granted NeoGenesis by Tularik under Section 3.2(f) (if applicable). Nothing in this
Section 3.2(i) shall, by implication or otherwise, absolve NeoGenesis of liability for breach of its representation and warranty set forth in Section 6.2(b).

3.3 DISCLOSURE; PATENT PROSECUTION. (a) Each of NeoGenesis and Tularik shall promptly disclose to the other in writing any Invention that might, under the applicable U.S. patent laws, be patentable and constitutes Program Intellectual Property. Such Program Intellectual Property will be added to ATTACHMENT B. Within forty five (45) days following the date of such disclosure regarding the existence of particular Program Intellectual
Property that is [*], the parties shall confer and mutually agree as to appropriate protection for such Program Intellectual Property, including an application, preparation, prosecution and maintenance strategy. Notwithstanding the provisions of this Section 3.3, neither party shall file any Program Patent Right relating to Program Intellectual Property that is [*]
 .

     (b) NeoGenesis shall have the sole right, but not the obligation, to file, prosecute, and maintain, at NeoGenesis' sole expense, each of the NeoGenesis Patent Rights throughout the Territory. NeoGenesis shall promptly furnish or have furnished to Tularik copies of all patents, patent applications, substantive patent office actions, and substantive responses received or filed in connection with such applications (other than patents and patent applications covering solely NeoGenesis Intellectual Property that is not licensed to Tularik under Section 3.1 or assigned to Tularik under Section 3.2(d) or 3.2(i)). In the case of patent applications and responses, copies will be furnished to Tularik at least fifteen (15) days before filing or mailing, as the case may be. Tularik may itself or through its attorney offer comments and suggestions with respect to the matters that are the subject of this Section 3.3(b) and NeoGenesis agrees to consider such comments and suggestions; PROVIDED that nothing herein shall obligate NeoGenesis to adopt or follow such comments or suggestions. Tularik shall cooperate in the preparation, filing, prosecution and maintenance of any and all patent applications and patents covering Program Intellectual Property owned by NeoGenesis. NeoGenesis shall promptly provide notice to Tularik as to all matters that come to its attention that may affect the preparation, filing, prosecution or maintenance of any patents or patent applications covering Program Intellectual Property owned by NeoGenesis. NeoGenesis shall not seek patent protection for any NeoGenesis Intellectual Property or Program Intellectual Property owned by NeoGenesis that covers generic claims to any class of compounds developed in the course of the Program until: (i) with respect to the Screening Program, the earlier of (A) such time as Tularik has designated Designated Screening Compounds in respect of such class of compounds in accordance with Section 2.8 or (B) such time as the period of time for such designation expires with respect to the Selected Screening Compounds derived from such class of compounds; and (ii) with respect to activities conducted under Section 4A, the date in Section 4A.2 for each party's election of Designated Shared Compounds. In the event that NeoGenesis elects not to file for patent protection under the NeoGenesis Patent Rights or elects not to prosecute or maintain a patent or patent application under the NeoGenesis Patent Rights it shall notify Tularik of such decision

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SEPARATELY WITH THE COMMISSION.
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at least forty five (45) days prior to the due date of any action or payment due. Tularik shall then have the right, but not the obligation, to assume the responsibility therefor at its own cost and expense.

     (c) Tularik shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain, at Tularik's sole expense (except as provided below), each of the Tularik Patent Rights throughout the Territory. Tularik shall promptly furnish or have furnished to NeoGenesis copies of all patents, patent applications, substantive patent office actions and substantive responses relevant to Generic Rights received or filed in connection with such applications. In the case of such patent applications and responses, copies will be furnished to NeoGenesis at least 15 days before filing or mailing, as the case may be. NeoGenesis may itself or through its attorney offer comments and suggestions with respect to the matters that are the subject of this Section 3.3(c) relating to Generic Rights and Tularik agrees to consider such comments and suggestions; PROVIDED that nothing herein shall obligate Tularik to adopt or follow such comments or suggestions. NeoGenesis shall be responsible for all costs relating to the preparation, filing, prosecution and maintenance of any and all patent applications covering Generic Rights for which NeoGenesis, its employees or agents is the sole inventor and [*] of the costs relating to the preparation, filing, prosecution and maintenance of any and all patent applications covering Generic Rights for which NeoGenesis, its employees or agents are [*]. NeoGenesis shall cooperate in the preparation, filing, prosecution and maintenance of any and all patent applications and patents covering Program Intellectual Property owned by Tularik or obtained by Tularik under Section 3.2(d). Tularik shall promptly provide notice to NeoGenesis as to all matters that come to its attention that may affect the preparation, filing, prosecution or maintenance of any patents or patent applications covering Program Intellectual Property owned by Tularik relating to Generic Rights. Notwithstanding the provisions of this Section 3.3, Tularik shall not file any patent application covering the Generic Rights without NeoGenesis' prior written consent, with respect to the Screening Program, before the date specified in
Section 2.8 for Tularik's notice of selection of Designated Screening Compounds or, with respect to activities conducted under Section 4A, the date in Section 4A.2 for each party's election of Designated Shared Compounds.

3.4 ENFORCEMENT. (a) NeoGenesis shall be solely responsible for defense and enforcement of (i) NeoGenesis Intellectual Property and NeoGenesis Patent Rights and (ii) Program Intellectual Property owned by NeoGenesis, but in each case excluding Licensed Technology. Tularik shall be solely responsible for the defense and enforcement of (A) Tularik Intellectual Property and Tularik Patent Rights and (B) Program Intellectual Property owned by Tularik.

     (b) Tularik shall have the first option to pursue any enforcement or defense of Licensed Technology; PROVIDED, that Tularik pays all costs and expenses related to the same, keeps NeoGenesis reasonably informed of its progress and provides NeoGenesis with copies of any substantive documents related to such proceedings and reasonable notice of all such proceedings. Tularik's costs and expenses in prosecuting or defending such matters shall be subject to reimbursement in accordance with Section 3.4(d). Tularik shall notify NeoGenesis of its decision to exercise its right to enforce or defend Licensed Technology as soon as possible, but not later than sixty (60) days following its discovery or receipt of notice of the alleged infringement.

     (c) If (i) Tularik notifies NeoGenesis that it will not exercise its option to enforce or defend any Licensed Technology in accordance with Section 3.4(b);
(ii) Tularik and NeoGenesis have not otherwise agreed not to pursue or defend against such infringement for business reasons; (iii) Tularik has not persuaded the alleged infringer to desist or the person alleging the infringement to forebear, (iv) Tularik is not diligently pursuing an infringement action or diligently defending the validity or enforceability of Licensed Technology at issue; or (v) Tularik has not provided NeoGenesis with evidence of bona fide negotiations of an acceptable sublicense agreement with the alleged infringer or person alleging infringement, then NeoGenesis shall have the right to pursue the alleged infringer or take control of any action initiated by, or being defended by, Tularik at NeoGenesis' own expense. In any such case, Tularik will, wherever possible under Applicable Law, substitute NeoGenesis as party plaintiff for purposes of pursuing any alleged infringer, or as defendant for defending any Licensed Technology.

     (d) Any recovery of damages with regard to Licensed Technology in any suit handled by one party pursuant to Section 3.4(b) or Section 3.4(c) shall be applied first in satisfaction of any unreimbursed expenses and legal fees of the party handling the suit or settlement thereof. The balance of any recovery obtained by settlement or otherwise relating to Designated Screening Compounds, Derivative Compounds thereof and Products shall be distributed: (i)

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first to Tularik in an amount equal to its lost profits or a reasonable royalty on the sales of the infringer (whichever measure of damages the court shall have applied), and (ii) then to NeoGenesis in an amount equal to the royalties due NeoGenesis based on such sales (if the court applies a sales of the infringer measure of damages) or a reasonable approximation of the royalties that Tularik would have owed to NeoGenesis on sales of Products that Tularik lost to the infringer (if the court applies a lost profits measure of damages). The balance, if any, remaining after Tularik has been compensated for lost profits or lost sales and NeoGenesis has been compensated for lost royalties pursuant to Section 3.4(d)(i)-(ii) shall be paid to Tularik. The balance of any recovery obtained by settlement or otherwise relating to Designated Shared Compounds, Derivative Compounds thereof, Shared Products, Independent Compounds, Derivative Compounds thereof and Independent Products shall be divided equally between the parties. No settlement, consent judgment or other voluntary final disposition of any suit regarding Licensed Technology may be entered into without the consent of the other party, which consent shall not be unreasonably withheld.

     (e) Notwithstanding the provisions of Section 3.4(b), in the event that a declaratory judgment action alleging invalidity or non-infringement of any of the patents within Licensed Technology that are within NeoGenesis Patent Rights covering the NeoMorph Screening Library, ALIS or QSCD is filed, NeoGenesis shall have the first option, within sixty (60) days after notification of same, to assume defense of the action concerning such patents at its expense, but Tularik shall be entitled to participate in such action, at its own expense.

     (f) In any infringement suit as either party may institute to enforce Licensed Technology, or in any declaratory judgment action alleging invalidity or non-infringement of any Licensed Technology brought against NeoGenesis or Tularik, the other party shall, at the request and expense of the party initiating or defending the suit or action, cooperate and assist in all reasonable respects, having its employees testify when requested and making available relevant records, papers, information, specimens and the like.

     (g) Notwithstanding any provisions of Section 3.4 to the contrary, each party shall promptly give written notice to the other of any certification of which it becomes aware filed pursuant to the Waxman-Hatch Act (21 U.S.C.
Section 355(b)(2)(A), or Section 355(j)(2)(A)(vii)), or any amendment or successor statute thereto, at least fourteen (14) days prior to expiration of the forty five (45) day period set forth in 21 U.S.C. Section 355(c)(3)(c) (or any amendment or successor statute thereto), then Tularik shall have the right to bring such an infringement action, in its sole discretion and at its own expense, in its own name and/or in the name of NeoGenesis. Any recoveries obtained (by settlement or otherwise) by either party as a result of any proceeding against a third party infringer brought under this Section 3.4(g) shall be used to reimburse each party for all litigation costs in connection with such proceeding paid by that party and any remainder: (i) shall be deemed Net Sales and NeoGenesis shall receive an amount equal to the royalty due on such Net Sales and Tularik shall receive the balance of such remainder to the extent such proceeding relates to Designated Screening Compounds, Derivative Compounds thereof and Products; and (ii) shall be shared equally by the parties to the extent such proceeding relates to Designated Shared Compounds, Derivative Compounds thereof, Shared Products, Independent Compounds, Derivative Compounds thereof or Independent Products. If Tularik or its sublicensee initiate suit pursuant to this Section 3.4(g), it will promptly notify NeoGenesis.

4.   PRICING; PAYMENT

4.1 TECHNOLOGY ACCESS FEE. (a) Upon initiation of the Expanded Collaboration, Tularik will be obligated to pay NeoGenesis a technology access fee comprised of one million dollars ($1,000,000) cash PLUS a loan to NeoGenesis of one million dollars ($1,000,000) in exchange for a note convertible into NeoGenesis equity on the terms below (CONVERTIBLE NOTE). Such technology access fee shall be payable in two (2) installments. The first installment will be comprised of a one million dollar ($1,000,000) loan in exchange for the Convertible Note payable upon initiation of the Expanded Collaboration. Initiation of the Expanded Collaboration will take place within thirty (30) days following the date the Success Criteria are achieved or the date Tularik opts to move forward with the Expanded Collaboration, regardless of achievement of the Success Criteria. The second installment will be comprised of one million dollars ($1,000,000) in cash payable upon the earlier of (i) January 15, 2003 and (ii) the first anniversary of initiation of the Expanded Collaboration. The second installment will not be payable unless the first installment has been paid.

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     (b) The convertible debt portion of such technology access fee will be made pursuant to a Convertible Note Purchase Agreement between the parties and a Convertible Note will be issued by NeoGenesis to Tularik. The Convertible Note Purchase Agreement and the Convertible Note will be in the form of ATTACHMENT E and will contain the specific terms described below. The Convertible Note will bear interest at five and three quarter percent (5.75%) per annum and, unless converted as set forth below, all principal and accrued interest shall be due and payable on the fourth anniversary of the issuance of the Convertible Note. The principal and any accrued interest under the Convertible Note shall either
(i) convert into NeoGenesis preferred stock at the time NeoGenesis completes its next succeeding round of preferred stock financing; PROVIDED, that such conversion shall only occur at Tularik's option if such financing is completed with a corporate collaborator only, PROVIDED FURTHER, that if Tularik elects not to participate in such round, such conversion shall occur at the next succeeding preferred stock financing with a third party that is not a corporate collaborator or in such a financing with a corporate collaborator at Tularik's option; OR (ii) convert into NeoGenesis common stock at the time NeoGenesis completes an initial public offering (IPO); at the price offered in such financing or IPO, as the case may be. NeoGenesis may repay a portion of the Convertible Note in cash prior to conversion of the Convertible Note as permitted above in the event and to the extent that Tularik terminates the Expanded Collaboration (other than for cause) prior to screening an aggregate of ten (10) Targets. The amount of such cash repayment shall be determined as follows: [amount of repayment] = ([10] - (actual number of Targets Tularik provides for screening during Expanded Collaboration)) x ($100,000) PLUS accrued interest on the Convertible Note.

     (c) If NeoGenesis completes an IPO prior to the initiation of the Expanded Collaboration, at Tularik's option, either (i) Tularik will be given adequate notice and an opportunity to pay the first installment of the technology access fee by purchasing one million dollars ($1,000,000) of NeoGenesis common stock in the IPO at the price offered in the IPO, PROVIDED, this option may only be exercised if the IPO occurs after the first anniversary of the Effective Date or
(ii) wait until the initiation of the Expanded Collaboration, and, at Tularik's option, either pay the first installment of the technology access fee by purchasing one million dollars ($1,000,000) of NeoGenesis common stock at its then current fair market value or pay one million dollars ($1,000.000) in cash. If Tularik selects option (i) in the foregoing sentence, Tularik shall be deemed to have elected to initiate the Expanded Collaboration.

4.2 SCREENING FEE. Tularik shall pay NeoGenesis a fee of [*] for each Screening Target screened pursuant to the Screening Program. Such fee shall be payable in two (2) installments - the first installment of [*] at the time such Screening Target is delivered to NeoGenesis and the second installment of [*] within [*] of Completion of Screening; provided, however, that the amount of the second installment shall be reduced for a particular Screening Target by [*] if Completion of Screening does not occur within [*] following delivery of such Screening Target to NeoGenesis. COMPLETION OF SCREENING shall be deemed to occur upon delivery of Selected Screening Compounds for a Screening Target to Tularik (or, if Tularik does not designate any Selected Screening Compound(s) for such Screening Target within [*] of receipt of the Final Target Report for such Screening Target, including any supplement thereto as described in Paragraph 7 of ATTACHMENT A, then at the end of such [*] period). No payment shall be due NeoGenesis under this Section 4.2 with respect to Shared Targets.

4.3 SUCCESS PAYMENTS. For each Screening Target, Tularik shall pay NeoGenesis a success payment of [*] if at least one Designated Screening Compound is identified by Tularik that shows activity against such Screening Target such that Tularik initiates a Medicinal Chemistry Effort with respect to such Designated Screening Compound. Such payment shall be made within [*] after the initiation of a Medicinal Chemistry Effort by Tularik; PROVIDED, that Tularik has [*] after the date Tularik identifies the Designated Screening Compound for such Screening Target to determine whether or not to initiate a Medicinal Chemistry Effort for such Designated Screening Compound. No payment shall be due NeoGenesis under this Section 4.3 with respect to Shared Targets.

4.4 MILESTONES. (a) Tularik will pay NeoGenesis milestone payments in respect of the first Product that is active against each Screening Target as specified in this Section 4.4.

     (i) Within thirty (30) days following the date on which Tularik [*], Tularik will pay NeoGenesis [*]. Tularik shall promptly notify NeoGenesis of the decision to [*].

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    (ii)  Within thirty (30) days following the date on which [*] relating to such Product, Tularik will pay NeoGenesis [*].

    (iii) Within thirty (30) days following the date on which [*] relating to such Product, Tularik will pay NeoGenesis [*].

    (iv) Within thirty (30) days following the date on which [*] relating to such Product, Tularik will pay NeoGenesis [*].

     (v) Within thirty (30) days following the date on which [*], Tularik will pay NeoGenesis [*].

     (b) The milestones identified in Section 4.4(a)(i)-(v) shall be due only for the first Product that is active against a particular Screening Target, regardless of (i) the number of Products that are active against such Screening Target that are identified by the Screening Program or developed and/or Commercialized by Tularik, and (ii) the number of times a Product hits such milestone (e.g., if different indications are pursued for the same Product); PROVIDED, that if the first Product that is active against a Screening Target does not achieve any milestone(s), such non-achieved milestones shall be paid on any subsequent Product that is active against such Screening Target and that achieves such milestone. On the date any one milestone with respect to a Product is achieved, all lower numbered unachieved milestones shall be deemed to have been achieved with respect to that Product and shall be paid (except to the extent they have previously been paid with respect to another Product active against the relevant Screening Target). No milestone payments shall be due NeoGenesis under this Section 4.4 with respect to Products that are active against Shared Targets.

4.5 ROYALTIES. (a) [*] commencing with the First Commercial Sale of each Product that is active against a Screening Target screened pursuant to the Screening Program in any country, Tularik shall pay to NeoGenesis royalties on a Product-by-Product and country-by-country basis for the most recent [*] period then ended, equal to (i) [*] of the portion of aggregate annual Net Sales of such Product that [*] and (ii) [*] of the portion of aggregate annual Net Sales of such Product that [*]. Annual Net Sales will be calculated on a calendar year basis. Tularik shall pay royalties with respect to each Product on a country-by-country basis for so long as the license under Section 3.1 as applicable to such Product remains in effect in such country.

     (b) If a Product is not covered by a Valid Claim and Tularik notifies NeoGenesis that there is Substantial Competition in a country with respect to such Product in a calendar year, the foregoing royalty rates shall be reduced for Net Sales in such country [*]. In the event that NeoGenesis disputes Tularik's characterization of a country as one in which Substantial Competition exists, the parties shall confer to resolve such matter before resorting to litigation.

     (c) If Tularik is required to make payments (including, without limitation, royalties, option fees or license fees) to one or more third parties to obtain licenses or similar rights under patents owned by a third party to avoid infringement by any Designated Screening Compound, Derivative Compound thereof or Product (or the Manufacture thereof) of such third party(ies)' patent-protected technology, then Tularik may, beginning from the date of such third party payments, deduct [*] of the amount of such third party payments in any calendar quarter from the royalties payable to NeoGenesis in such calendar quarter; provided that such deductions shall not exceed [*] of the royalties otherwise payable to NeoGenesis in such calendar quarter with respect to such Product.

     (d) In the event that Tularik utilizes any Product against a target protein that is not a Screening Target or a Shared Target (such that NeoGenesis is paid pursuant to the provisions of Sections 4.4 and 4.5(a) or Section 4A.9 in respect of such Product), then Tularik shall pay NeoGenesis milestones and royalties in respect of such Product as used against such other target in accordance with the provisions of Sections 4.4 and 4.5(a) at a rate equal to [*] of the applicable milestones and royalties specified in Sections 4.4 and 4.5(a).

4.6 REMITTANCE. (a) Subject to Section 4.6(c), all royalties and milestone payments required under this Section 4 and royalty payments required under Sections 4A.18 and 4A.19 shall be payable in full in the United States in United

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States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for which a currency other than United States Dollars is received, such currency shall be converted into United States Dollars at the simple average of all Mondays' exchange rate for buying United States Dollars set forth in THE WALL STREET JOURNAL for the calendar quarter in which such sales were made.

     (b) In the event that any payment due either party under this Agreement is not made when due, the amount due shall accrue interest beginning on the fifth day following the final date on which such payment was due, calculated at the annual rate equal to the prime interest rate reported in the WALL STREET JOURNAL for the due date, or, if lower, the maximum rate permitted by law, calculated from the due date until paid in full. Such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of the party to whom payment is due to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.

     (c) If at any time legal restrictions within any country in the Territory prevent the conversion of the local currency and such currency cannot be removed from such country such that prompt remittance by the party owing a royalty of any royalties owed in respect of sales in such country is prevented, the party owing a royalty shall make payment through any lawful means or methods that may be available as such party shall reasonably determine. If royalties in any country cannot be remitted within three (3) months after the end of the relevant royalty period, then the party owing a royalty shall pay the other party in the local currency of such country by deposit of the relevant royalties in a bank account in such country designated by the other party.

4.7 RECORDS. Tularik, its Affiliates and sublicensees shall keep and maintain for a period of at least [*] from the date of each payment of royalties under
Section 4.5, records (prepared in accordance with GAAP) sufficient to determine the amounts of Net Sales and payments due under Section 4.5. Within forty-five
(45) days following each March 31, June 30, September 30 and December 31 in which payments are due under Section 4.5, Tularik shall provide NeoGenesis with a report including at least: (a) the quantities of Products that Tularik, its Affiliate(s) and sublicensee(s) sold during the preceding quarter in each country in which Products or bundled products containing Products were sold; (b) the monetary amount, in the national currency of such country, of such sales;
(c) actual Net Sales, by country; (d) the currency conversion rate used and U.S. dollar-equivalent of such sales; (e) the calculation of royalties thereon; (f) the then aggregate Net Sales for each Product for the applicable calendar year; and (g) the total royalties so computed and due NeoGenesis. Upon delivery of the report due for the period ending December 31 of each year, Tularik shall also report to NeoGenesis the aggregate royalties due NeoGenesis for the entire preceding year.

4.8 INSPECTION. Tularik and its Affiliates shall, and Tularik shall provide in any agreements with any sublicensees that such sublicensees shall, each make its records available for inspection by an independent certified public accountant, mutually agreed to by NeoGenesis and Tularik, during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from NeoGenesis, to verify the accuracy of the reports and payments required under this Section 4. Such inspection right shall not be exercised more than [*] in any calendar year nor more than [*] with respect to sales of Products in any given payment period. NeoGenesis agrees to hold in confidence all information concerning royalty payments and reports, and all information learned in the course of any inspection, except to the extent necessary for NeoGenesis to reveal such information in order to enforce its rights under this Agreement in a proceeding in accordance with Section 9.1 or if disclosure is required by law, regulation or judicial order. Any person or entity conducting such inspection will agree in writing with NeoGenesis to treat all records reviewed in the course of the inspection as the Confidential Information of Tularik under terms and conditions no less restrictive than the terms contained in Section 5.2. The results of each inspection shall be binding on both parties absent mathematical error. NeoGenesis shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any year shown by such inspection of more than [*] of the amount paid, Tularik shall pay for such inspection.

4.9 TAXES. If, at any time, any jurisdiction within the Territory requires the withholding of income taxes or other taxes imposed upon payments set forth in this Section 4, Tularik shall make such withholding payments as required and subtract such withholding payments from the payments to be made to NeoGenesis as set forth in this Section 4,

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or, if applicable, NeoGenesis will reimburse Tularik or its designee(s) for the amount of such withholding payments that are not subtracted from the payments made to NeoGenesis as set forth in this Section 4, within fifteen
(15) days of notice to NeoGenesis. Tularik shall provide NeoGenesis with documentation of such withholding and payment in a manner that is satisfactory for purposes of reporting to the U.S. Internal Revenue Service. Any withholdings paid when due hereunder shall be for the account of NeoGenesis. Withholding payments made by Tularik pursuant to this Section 4.9 shall be made based upon financial information provided to Tularik by NeoGenesis, and to the extent that such information is incorrect, NeoGenesis shall be liable for any deficiency, and any fine, assessment or penalty imposed by any taxing authority in the Territory for any deficiency in the amount of any such withholding or the failure to make such withholding payment. If Tularik is required to pay any such deficiency, or any fine, assessment or penalty for any such deficiency, NeoGenesis shall promptly reimburse Tularik for such payments, within fifteen (15) days of notice to NeoGenesis. The parties will cooperate to minimize, to the extent legally permissible, the tax liabilities related to this Agreement. Notwithstanding the foregoing, such cooperation shall not cause any adverse tax consequences to be incurred by either party which would not have otherwise been incurred under the provisions of this Agreement, including this Section 4.9.

4A.  SHARED TARGET OBLIGATIONS

4A.1 IDENTIFICATION OF DESIGNATED SHARED COMPOUND CANDIDATES BY STEERING COMMITTEE. (a) Within [*] following the delivery of Selected Shared Compounds for a particular Shared Target in accordance with ATTACHMENT A and completion of optimization, if any, performed on Selected Shared Compounds for such Shared Target in accordance with ATTACHMENT A, either party may propose to the Steering Committee one or more Selected Shared Compounds or compounds arising out of optimization (if any) for such Shared Target as candidates to become Designated Shared Compounds. The Steering Committee will promptly determine whether each such Selected Shared Compound is a suitable candidate for Pre-Clinical Development.

     (b) Within [*] following receipt of notification from the Steering Committee identifying candidates to become Designated Shared Compounds, NeoGenesis shall amend ATTACHMENT D to identify any applicable NeoGenesis Patent Rights not previously identified to the Steering Committee.

4A.2 ACCEPTANCE OF DESIGNATED SHARED COMPOUNDS. (a) If the Steering Committee determines that a Selected Shared Compound is suitable for Pre-Clinical Development, then, within [*] of such determination, each party shall provide to the Steering Committee a written notice as to whether it elects to participate in and, subject to Section 4A.8, commit resources to conduct, Pre-Clinical Development and, if warranted based on the outcome of Pre-Clinical Development activities, Development of such Selected Shared Compound pursuant to the Development Plan and Development Budget. If both parties make an affirmative election with respect to any Selected Shared Compound pursuant to this Section 4A.2, then such Selected Shared Compound shall become a DESIGNATED SHARED COMPOUND. Thereafter, such Designated Shared Compounds will be subject to the licenses granted pursuant to Section 3.1 and shall no longer be available to NeoGenesis or any third party in any NeoGenesis compound library, including its NeoMorph Screening Library, or in any other manner.

     (b) If the Steering Committee determines that a Selected Shared Compound is not suitable for Pre-Clinical Development, then, within [*] of such determination, each party shall provide to the Steering Committee a written notice as to whether it elects to designate such Selected Shared Compound as a Designated Shared Compound and participate in, and commit resources to conduct, Pre-Clinical Development of such Selected Shared Compound, notwithstanding that the Steering Committee has determined that such Selected Shared Compound is not suitable for Pre-Clinical Development. If both parties make an affirmative election with respect to whether any Selected Shared Compound shall be designated a Designated Shared Compound as set forth in Section 4A.2(a), such Selected Shared Compound shall become a Designated Shared Compound. If one party makes an affirmative election and the other party makes a negative election with respect to whether any Selected Shared Compound shall be designated a Designated Shared Compound, the party making an affirmative election will have the right to proceed independently to develop such compound as an Independent Compound or Independent Product under Section 4A.15.

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4A.3 DISCONTINUED COMPOUNDS. If neither party makes an affirmative election with respect to any Selected Shared Compound being designated a Designated Shared Compound pursuant to Section 4A.2, such Selected Shared Compound shall be neither a Designated Shared Compound nor a compound that may be developed under Section 4A.15, and Development of products based upon such non-elected Selected Shared Compound (a DISCONTINUED COMPOUND) may only be subsequently initiated by a party by notifying the other party of its interest in initiating Pre-Clinical Development of such Discontinued Compound at any time on or before [*]. If the other party indicates it is not interested in participating in, and committing resources to, conduct Pre-Clinical Development of such Discontinued Compound, the initiating party, upon notice to the other party, may proceed with Pre-Clinical Development and Development of such Discontinued Compound as an Independent Compound or an Independent Product and the initiating party shall be deemed to be the Independent Party therefor, as provided in Section 4A.15. If the other party indicates it is interested in participating in and committing resources to conduct Pre-Clinical Development of such Discontinued Compound, such Discontinued Compound shall be designated as a Designated Shared Compound as set forth in
Section 4A.2(a). At any time after [*], either party may, upon written notice to the other party, proceed with Pre-Clinical Development and Development of a Discontinued Compound as an Independent Compound or an Independent Product, and such party shall be deemed to be the Independent Party therefor, as provided in Section 4A.15.

4A.4 NON-PROPOSED COMPOUNDS. If a Selected Shared Compound is not, at any time, presented to the Steering Committee pursuant to Section 4A.1 (a NON-PROPOSED COMPOUND), such Selected Shared Compound shall be neither a Designated Shared Compound nor a compound that may be developed under Section 4A.15. If at any time on or before [*], a party hereunder (the NON-PROPOSED COMPOUND INTERESTED PARTY) decides to initiate Pre-Clinical Development of such Non-Proposed Compound, it shall provide written notice to the other party of such interest and the reasons therefor. The other party will then have [*] to indicate whether it also is interested in participating in and committing resources to conduct Pre-Clinical Development of such Non-Proposed Compound. If the other party is so interested, such Non-Proposed Compound shall be designated a Designated Shared Compound as set forth in Section 4A.2(a). If the other party is not so interested, the Non-Proposed Compound Interested Party may proceed with Pre-Clinical Development and Development of such Non-Proposed Compound as an Independent Compound or an Independent Product and the Non-Proposed Compound Interested Party shall be deemed to be the Independent Party therefor, as provided in Section 4A.15. At any time after [*], either party may, upon written notice to the other party, proceed with Pre-Clinical Development and Development of a Non-Proposed Compound as an Independent Compound or an Independent Product, and such party shall be deemed to be the Independent Party therefor, as provided in Section 4A.15.

4A.5 PRE-CLINICAL DEVELOPMENT OF DESIGNATED SHARED COMPOUNDS. The parties, under the direction of the Steering Committee, shall diligently conduct Pre-Clinical Development with respect to any Designated Shared Compound in accordance with the Development Plan. Unless otherwise agreed by the parties, each party shall supply fifty percent (50%) of the total Pre-Clinical Development effort for each Designated Shared Compound in the aggregate, as determined by the Steering Committee. The costs of conducting such Pre-Clinical Development shall be shared by the Parties as set forth in
Section 4A.8.

4A.6 DEVELOPMENT OF SHARED PRODUCTS. The parties will use Commercially Reasonable Efforts to conduct the Development of Shared Products in accordance with the Development Plan. The role of each party in the Development process will be determined by the Steering Committee as described in Section 4A.7, with the parties intending that each party will provide advisory and supporting services with respect to any phase of the process in which such party is not actively or primarily involved. Unless otherwise agreed by the parties, each party shall supply fifty percent (50%) of the total Development effort for each Shared Product in the aggregate, as determined by the Steering Committee. The costs of conducting such Development shall be shared by the Parties as set forth in Section 4A.8. The Steering Committee will determine appropriate written standards for measuring each party's required efforts and accounting procedures to confirm and document each party's performance of its required efforts for any Shared Product before the parties commence Development thereof. No clinical trials involving any Shared Product shall be commenced by or on behalf of either party without the prior approval of the Steering Committee. Nothing contained in this Section 4A.6 shall be deemed to preclude either party from terminating its participation in the collaborative Development of a Shared Product pursuant to Section 4A.14. Any decision by a party not to

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participate in Development of a Shared Product pursuant to Section 4A.2, 4A.3 or 4A.4 or to terminate participation in the Development of a Shared Product pursuant to Section 4A.14, shall not be deemed a breach of this Agreement.
The parties will conduct Pre-Clinical Development, Development, Manufacturing and Commercialization activities in a manner calculated to minimize aggregate Development Costs for such Shared Compound and Shared Product consistent with the Development Plan and the Development Budget for such Shared Compound and Shared Product.

4A.7 DEVELOPMENT PLAN AND DEVELOPMENT BUDGET. Promptly following acceptance of a Designated Shared Compound, the Steering Committee, which, for this purpose and for the purposes set forth in Sections 4A.8-4A.10 and 4A.23, shall also include an equal number of financial personnel from each party, shall initiate preparation of the development plan for the Pre-Clinical Development and Development of such Designated Shared Compound and Development of any resulting Shared Product (the DEVELOPMENT PLAN) and a budget (the DEVELOPMENT BUDGET) for proposed Development Costs therefor. The initial Development Plan for a Designated Shared Compound shall set time lines and priorities for the various Pre-Clinical Development and Development activities through Phase I Clinical Trials or Phase IIa Clinical Trials and identify which party, or whether a third party, is to be responsible for each activity. The Development Budget shall include a detailed short-term budget covering all proposed Development Costs of the Development Plan expected during the initial [*] of implementation of the Development Plan. Each Development Plan and Development Budget shall be approved by the Steering Committee unanimously. Both parties recognize that the Development Plan and the Development Budget represent projections only and will be subject to frequent changes during the Pre-Clinical Development and Development process. Each such Development Plan and Development Budget shall be updated as deemed appropriate by the Steering Committee, but in no event less frequently than semi-annually, and approved, unanimously, by the Steering Committee not later than thirty (30) days prior to each January 1 and July 1 of each applicable calendar year.

4A.8 FUNDING OF PRE-CLINICAL DEVELOPMENT AND DEVELOPMENT. Tularik shall be responsible for fifty percent (50%) of the Development Costs and NeoGenesis shall be responsible for the remaining fifty percent (50%) of Development Costs for each Designated Shared Compound, Derivative Compound thereof and resulting Shared Product throughout the Territory. In the event the Development Costs incurred by a party during any calendar quarter exceed [*] of the Development Costs set forth in the most recently approved Development Budget for activities to be conducted by such party during such quarter (the OVERAGE THRESHOLD), then the other party shall not be responsible for paying its fifty percent (50%) share of any Development Costs in excess of the Overage Threshold incurred by the party triggering such overage unless such overage had been approved in advance, or is subsequently ratified, unanimously, by the Steering Committee (in which case each of the parties shall be responsible for fifty percent (50%) of all such Development Costs). In the event such overage has not been approved or ratified unanimously by the Steering Committee, the party incurring Development Costs in a calendar quarter exceeding the Overage Threshold in such quarter shall be responsible for all of the portion of the Development Costs in excess of the Overage Threshold.

4A.9 FTE RATE. In preparing the Development Budget and determining Development Costs, each party will use an FTE rate for such party's development personnel mutually agreed to by the parties based on the then prevailing FTE rate for such party.

 4A.10 PAYMENT OF DEVELOPMENT COSTS. Within thirty (30) days after each calendar quarter, each party shall provide the Steering Committee with detailed information concerning the Development Costs incurred by such party during such quarter pursuant to the Development Plan and the Development Budget. Promptly after receipt thereof, the Steering Committee will determine the amount, if any, that either party has paid in excess of the amount to be borne by such party for such quarter pursuant to Section 4A.8, and shall so notify the parties. In the event of an overpayment by a party of its share of Development Costs in a particular calendar quarter, the other party shall pay to the party making the overpayment the amount by which such other party underpaid within thirty (30) days after the underpaying party's receipt of notice from the Steering Committee that an overpayment has occurred.

4A.11 REGULATORY APPROVALS. Consistent with the Development Plan and Development Budget and as directed by the Steering Committee, the parties (or their Affiliates) will (a) prepare and file all documents that are necessary to conduct clinical studies of Shared Products in connection with the Development Plan and (b) use Commercially

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Reasonable Efforts to file applications for Regulatory Approvals required before commercial sale or use of a Shared Product as a drug in a country within the Territory and obtain Regulatory Approvals in each country in the Territory in which the parties, either individually or jointly, intend to Commercialize
Shared Products in accordance with the Development Plan. The Steering Committee will be responsible for designating a party by unanimous agreement to be responsible for filing all regulatory submissions in each country in the Territory in which Shared Products will be Commercialized. The party not responsible for filing regulatory submissions for a Shared Product in a country pursuant to this Agreement shall have a right to cross-reference to all such filings made by the other party for such Shared Product in any country. The parties will cooperate in the preparation of all such regulatory filings and in obtaining Regulatory Approvals under this Section 4A.11, including without limitation providing access to each party's data and information obtained under the Program and the Development Plan to the extent necessary for obtaining Regulatory Approvals of Shared Products.

4A.12 LINE EXTENSIONS. NeoGenesis and Tularik may each prepare and submit to the Steering Committee for consideration plans for Development of Shared Product line extensions and the conduct of clinical trials covering indications other than those for which Shared Products are then being Developed or Commercialized in the Territory. Any such line extensions or any additional clinical trials for additional indications will be subject to the approval and supervision of the Steering Committee as part of the ongoing Development of such Shared Product.

4A.13 THIRD PARTY TECHNOLOGY; CONSENTS TO CERTAIN SUBLICENSES. If either party becomes aware of (i) an opportunity to participate in research with a third party that could advance the Pre-Clinical Development of a Designated Shared Compound or Derivative Compound thereof or the Development of a Shared Product; or (ii) an opportunity to obtain a license or other right owned or controlled by a third party relating to the Manufacture, marketing, import, use or sale of a Shared Product, it shall so notify the other party and the Steering Committee will determine whether to pursue such opportunity. In the event that the parties pursue such opportunity under subsection (i), they shall grant appropriate licenses or sublicenses, as applicable, to such third party solely to perform the tasks designated and approved by the Steering Committee for such third party and provide for confidentiality and non-use obligations, and for ownership of or licenses under such third party's inventions and related intellectual property rights arising in the course of work performed by such third party pursuant to this Agreement consistent with those provided in the applicable provisions of this Agreement. If the parties, in connection with any opportunity described in subsection (i) or (ii), incur obligations to make payments to a third party, such payments shall be included in the calculation of Expenses or Development Costs, as the case may be, of the party making such payment. Neither party shall enter into any sublicense under which such party shall receive any consideration from the relevant sublicensee in the form of an equity investment in, or as a loan to, such party without the other party's prior written consent, not to be unreasonably withheld.

4A.14 TERMINATION OF PARTICIPATION IN COLLABORATIVE DEVELOPMENT. (a) Either party may elect, on a Designated Shared Compound-by-Designated Shared Compound, Derivative Compound thereof-by-Derivative Compound thereof or Shared Product-by-Shared Product basis, as the case may be, to terminate its participation in, or to not participate in, the Pre-Clinical Development of a given Designated Shared Compound or Derivative Compound thereof or Development of a given Shared Product based upon or incorporating such Designated Shared Compound or Derivative Compound thereof by written notice to the other party:
(i) [*] for such Designated Shared Compound or Derivative Compound thereof; (ii) during the period commencing upon receipt by such party of final reports covering all aspects of [*] for such Shared Product and [*]; or (iii) during the period commencing [*] for such Shared Product and ending [*]. After receipt of such notice by the other party in accordance with this Section 4A.14, the party providing such notice shall no longer be responsible for bearing further Development Costs for such Designated Shared Compound or Derivative Compound thereof or Shared Product pursuant to Section 4A.8 (except as set forth in the next succeeding sentence), in which event the other party will have the right to proceed independently to Develop such Designated Shared Compound or Derivative Compound thereof or Shared Product as an Independent Compound or Independent Product, and the party continuing such Development shall thereafter be deemed to be the Independent Party therefor, as provided in Section 4A.15. In the event a party gives notice under this Section 4A.14, such non-Independent Party (i) will remain responsible for its share of Development Costs for such Designated Shared Compound or Derivative Compound thereof or Shared Product until [*], and (ii) will make its personnel, relevant data and other resources available to the Independent Party as necessary to effect an orderly

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transition of Pre-Clinical Development and Development responsibilities, with the costs of such personnel, relevant data and resources to be [*] a notice under this Section 4A.14. In the event of a party's termination of participation in Pre-Clinical Development or Development of a Designated Shared Compound or Derivative Compound thereof or Shared Product in accordance with this Section 4A.14, such party shall [*] to the Independent Party all Regulatory Approval submissions, including all applications relating to such Designated Shared Compound, Derivative Compound thereof and/or Shared Products based upon or incorporating such Designated Shared Compound or Derivative Compound thereof, together with all materials and data related thereto in its possession.

     (b) If, at any time during Pre-Clinical Development or Development activities, both parties elect, on a Designated Shared Compound-by-Designated Shared Compound basis, Derivative Compound thereof-by-Derivative Compound thereof basis or a Shared Product-by-Shared Product basis, as the case may be, to terminate Pre-Clinical Development of a Designated Shared Compound or Derivative Compound thereof or to terminate Development of a Shared Product, the parties shall confer and mutually agree on a plan for seeking a purchaser for the Designated Shared Compound, Derivative Compound thereof or Shared Product, as applicable.

4A.15 INDEPENDENT DEVELOPMENT. (a) In the event (i) a party, pursuant to Sections 4A.2, 4A.3, 4A.4 or 4A.14, elects not to, or does not, participate in and commit resources to the pre-clinical development of a Selected Shared Compound as a Designated Shared Compound, or the pre-clinical development of a Discontinued Compound or a Non-Proposed Compound, or (ii) any party unilaterally terminates its participation in the Pre-Clinical Development or Development of a Designated Shared Compound, Derivative Compound thereof or Shared Product pursuant to Section 4A.14, then the party that either made an affirmative election to conduct such Pre-Clinical Development of such Selected Shared Compound, or the pre-clinical development of a Discontinued Compound or a Non-Proposed Compound, or is continuing Pre-Clinical Development or Development of a Designated Shared Compound, Derivative Compound thereof or Shared Product (in either case, the INDEPENDENT PARTY), shall have the right to practice the licenses granted in Section 3.1 and to undertake pre-clinical development of a Selected Shared Compound, Discontinued Compound or Non-Proposed Compound or to continue Pre-Clinical Development and Development of such Designated Shared Compound, Derivative Compound thereof or Shared Product independently as an INDEPENDENT COMPOUND or INDEPENDENT PRODUCT, [*]. Subject to reinstatement pursuant to exercise of its Re-Engagement Option set forth in Section 4A.16, the non-Independent Party's license under Section 3.1 shall be terminated with respect to such Independent Compound or Independent Product. Neither party may charge the services of its personnel or any third party to research or develop an Independent Compound, Derivative Compound thereof or Independent Product to the other party.

     (b) Until the earlier of the Re-Engagement Expiration Date or the date on which the Independent Party receives a Re-Engagement Notice for an Independent Compound, Derivative Compound thereof or an Independent Product from the non-Independent Party, the Independent Party will (i) inform the other party of all material information developed in its research and development of each Independent Compound, Derivative Compound thereof or Independent Product; and
(ii) provide the other party a copy of all proposed regulatory submissions relating to such Independent Compound, Derivative Compound thereof or Independent Product at least thirty (30) days prior to submitting such filing to the applicable Regulatory Authority.

     (c) In the event either party elects to proceed as an Independent Party, subject to Section 4A.16, such Independent Party shall be entitled to develop such Independent Compound or any Derivative Compound thereof and Commercialize such Independent Product at its sole discretion, alone or with a third party (subject to Section 4A.15(d)), with no obligation to the other party other than the payment of royalties in accordance with Sections 4A.18 or 4A.19 and those obligations imposed under Sections 4.6 and 4A.21.

     (d) The Independent Party may not sublicense any intellectual property rights to the extent such right is necessary or useful to research, Develop, have Developed, make, have made, use, distribute, promote, market, offer for sale, sell, have sold, import and export an Independent Compound, Derivative Compound thereof or Independent Product to any third party without the consent of the non-Independent Party prior to the Re-Engagement Expiration Date for such Independent Compound, Derivative Compound thereof or Independent Product.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                       27
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     (e) If either party terminates its research, Development or
Commercialization of an Independent Compound, Derivative Compound thereof or an Independent Product, then (i) it shall promptly so notify the other party,
(ii) such compound shall no longer be an Independent Compound, Derivative Compound thereof and such product shall no longer be an Independent Product;
(iii) the licenses granted to such Independent Party by the non-Independent party for such compound or product shall terminate upon such other party's receipt of such notice; and (iv) the parties will confer and mutually agree on a plan for seeking a purchaser for such Independent Compound, Derivative Compound thereof or Independent Product, as applicable.

4A.16 RE-ENGAGEMENT OPTION. (a) Either party may elect to resume its participation in the Pre-Clinical Development or Development of an Independent Compound, Derivative Compound thereof or Independent Product throughout the Territory by so notifying the Independent Party for such Independent Compound, Derivative Compound thereof or Independent Product (the RE-ENGAGEMENT NOTICE), at any time prior to the expiration of the [*] period [*] (RE-ENGAGEMENT EXPIRATION DATE) for such Independent Compound, Derivative Compound thereof or Independent Product. If a party so elects to resume participation hereunder, such Independent Compound, Derivative Compound thereof or Independent Product shall immediately cease to be an Independent Compound, Derivative Compound thereof or Independent Product, as applicable, and shall instead be designated a Designated Shared Compound or Shared Product for all purposes under this Agreement, including but not limited to calculating each party's responsibility for paying Development Costs and Expenses and receiving the Share of Profit commencing upon and continuing after the Independent Party's receipt of the Re-Engagement Notice.

     (b) If a party provides a Re-Engagement Notice pursuant to Section 4A.16(a), then such party shall pay to the Independent Party [*] of the non-Independent Party's share, based on the allocation set forth in Section 4A.8, of the costs of Pre-Clinical Development and Development of the Independent Compound, Derivative Compound thereof or Independent Product incurred by the Independent Party after the date upon which it commenced Pre-Clinical Development or Development of such compound or product as an Independent Compound or Independent Product and prior to the date of the Re-Engagement Notice, calculated as if such Independent Compound or Derivative Compound thereof had been a Designated Shared Compound or such Independent Product had been a Shared Product during such period of Pre-Clinical Development and Development by the Independent Party therefor (the RE-ENGAGEMENT AMOUNT). In calculating such amounts, the parties will use the FTE rate as set forth in
Section 4A.9. The non-Independent Party shall pay the Re-Engagement Amount in [*] beginning on the [*] following the date upon which the Independent Party receives the relevant Re-Engagement Notice.

4A.17 PROFITS AND LOSSES. Each party's SHARE OF PROFIT shall equal fifty percent (50%) of all Shared Product Profits for all Shared Products sold in the Territory, and each party's SHARE OF LOSS shall equal fifty percent (50%) of all Shared Product Losses for all Shared Products sold in the Territory. Each party shall be responsible for its Share of Loss and shall be entitled to receive its Share of Profits. Each party shall also receive fifty percent (50%) of all Sublicense Revenues in the Territory, which sublicense agreements shall conform to the requirements of Section 4A.13. Shared Product Profits, Shared Product Losses and Sublicense Revenues shall be determined and paid as set forth in Section 4A.22.

4A.18 ROYALTIES PAYABLE ON SALES OF INDEPENDENT PRODUCTS AFTER REVOCATION OF COMMERCIALIZATION RIGHTS. In the event a party elects to terminate its participation in the Commercialization of a Shared Product in a country or countries in the Territory pursuant to Section 4A.23(d), the parties shall negotiate in good faith for a period of [*] following the non-terminating party's receipt of such notice to determine the appropriate royalty to be paid on Net Sales of such Shared Product as an Independent Product by the other party as an Independent Party in such country or countries. In the event the parties are unable to agree on the appropriate royalty pursuant to the immediately preceding sentence, the Independent Party with respect to such Independent Product shall pay to the other party a royalty on annual Net Sales of such Independent Product in each such country in the Territory pursuant to Section 4A.19, except that the applicable royalty shall be: [*] of the portion of aggregate annual Net Sales of such Independent Product in such country that is [*] of the portion of annual aggregate Net Sales of such Independent Product in such country that is [*]; and [*] of the portion of annual aggregate Net Sales of such Independent Product in such country that is [*]. Such royalty will be payable on [*] in respect of each country in which sales of such Shared Product occur and in which a party has elected to terminate its participation in the Commercialization of such

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
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Shared Product until the expiration of the license granted to the non-terminating party under Section 3.1 with respect to such Shared Product. Such royalty is subject to offsets as provided in the last sentence of Section 4A.19.

4A.19 ROYALTIES PAYABLE BY THE INDEPENDENT PARTY OTHER THAN IN THE EVENT OF REVOCATION OF PROMOTION RIGHTS. Except as otherwise provided in Section 4A.18, the Independent Party will pay the non-Independent Party, in lieu of any Share of Profits, a royalty on Net Sales of each Independent Product equal to:
     (a) [*] of Net Sales of such Independent Product if the non-Independent Party did not participate, or terminates its participation, in the Pre-Clinical Development of the relevant compound [*];
     (b) [*] of Net Sales of such Independent Product if the non-Independent Party terminates its participation in the Development of the relevant Designated Shared Compound pursuant to Section 4A.14 [*] but prior to the [*];
     (c) [*] of Net Sales of such Independent Product if the non-Independent Party terminates participation in the Development of the relevant Shared Product pursuant to Section 4A.14 [*]; or
     (d) [*] of Net Sales of such Independent Product if the non-Independent Party terminates participation in the Development of the relevant Shared Product pursuant to Section 4A.14 [*].

Such royalty shall be payable on [*] in respect of each country in which sales of such Independent Product occur until the expiration of the license granted the Independent Party under Section 3.1 with respect to such Independent Product. The Independent Party may offset [*] of any royalties it must pay to third parties pursuant to any licenses necessary to Manufacture and Commercialize Independent Products against royalties payable by the Independent Party to the non-Independent Party; PROVIDED, HOWEVER, that in no event shall the royalties payable by the Independent Party to the non-Independent Party be reduced to less than [*] of the amounts that would have otherwise been due under the percentages set forth in this Section 4A.19 or Section 4A.18, as applicable.

4A.20 TAXES. The burden of paying all withholding or similar taxes that may be imposed by any governmental authority on royalty and Share of Profit payment amounts provided in this Section 4A with respect to Shared Products shall be shared equally by Tularik and NeoGenesis. The burden of paying all withholding or similar taxes that may be imposed by any governmental authority on royalty payment amounts provided in this Section 4A with respect to Independent Products shall be paid by the party receiving such royalty, and the party making such royalty payment shall make such withholding payments as required and subtract such withholding payments from the payments to be made to the other party in respect of such Independent Products, or, if applicable, the party receiving such royalty payment will reimburse the other party or its designee(s) for the amount of such withholding payments that are not subtracted from the payments made to the party receiving such royalty payment as set forth in this Section 4A.20, within fifteen (15) days of notice from the party making such royalty payment in respect of Independent Products. The party that makes any such withholding payment shall provide the other party with documentation of such withholding and payment in a manner that is satisfactory for purposes of reporting to the U.S. Internal Revenue Service. Any withholdings paid when due hereunder shall be for the account of the party receiving such royalty payment. Withholding payments made by the party making such royalty payment in respect of Independent Products pursuant to this Section 4A.20 shall be made based upon financial information provided to such party by the party receiving such royalty payment, and to the extent that such information is incorrect, the party receiving such royalty payment shall be liable for any deficiency, and any fine, assessment or penalty imposed by any taxing authority in the Territory for any deficiency in the amount of any such withholding or the failure to make such withholding payment. If the party making such royalty payment is required to pay any such deficiency, or any fine, assessment or penalty for any such deficiency, the party receiving such royalty payment shall promptly reimburse it for such payments, within fifteen (15) days of notice to the party receiving such royalty payment. The parties will cooperate to minimize, to the extent legally permissible, the tax liabilities related to this Agreement. Notwithstanding the foregoing, such cooperation shall not cause any adverse tax consequences to be incurred by either party which would not have otherwise been incurred under the provisions of this Agreement, including this Section 4A.20.

4A.21 RECORDS AND INSPECTION. (a) NeoGenesis and Tularik and, if applicable, their respective Affiliates and sublicensees, each shall keep accurate books and accounts of record (prepared in accordance with GAAP) in connection with the Pre-Clinical Development, Development, Manufacture and/or Commercialization by or for such

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
                                       29
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party of all Designated Shared Compounds, Derivative Compounds thereof, Shared
Products, Independent Compounds, Derivative Compounds thereof and Independent Products in the Territory in sufficient detail to permit accurate determination of all figures necessary for verification of Development Costs, royalties, Shared Product Profits, Shared Product Losses, Sublicense Revenues, Expenses and other compensation required to be paid or expenses required to be shared hereunder. NeoGenesis and Tularik shall maintain such records for a period of [*] after the end of the year in which such records were generated.

     (b) Each party and, if applicable, its Affiliates shall, and shall provide in any agreements with any sublicensees that such sublicensees shall, make such records available for inspection by an independent certified public accountant, mutually agreed to by the inspecting party and the party being inspected, during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from the inspecting party, to verify the accuracy of the reports and any compensation required to be paid or expenses required to be shared hereunder. Such inspection right shall not be exercised more than once in any calendar year. The inspecting party agrees to hold in confidence all information concerning payments, expenses and reports, and all information learned in the course of any inspection, except to the extent necessary for the inspecting party to reveal such information in order to enforce its rights under this Agreement in a proceeding in accordance with
Section 9.1 or if disclosure is required by law, regulation or judicial order. Any person or entity conducting such inspection will agree in writing with the inspecting party to treat all records reviewed in the course of the inspection as the Confidential Information of the party being inspected under terms and conditions no less restrictive than the terms contained in Section 5.2. The results of each inspection shall be binding on both parties absent mathematical error. The inspecting party shall pay for such inspections, except that in the event there is any upward adjustment in aggregate amounts payable for any year shown by such inspection of more than [*] of the amount paid, the party being inspected shall pay for such inspection.

4A.22 SHARED PRODUCT REPORTING AND PAYMENTS OF THE PARTIES' SHARE OF PROFIT/LOSS. (a) Payments and reporting for each Shared Product shall be made as follows. Within forty five (45) days after the close of each party's accounting year in which Shared Products are sold, or earlier if possible, each party shall furnish to the other party a profit and loss statement for such accounting year setting forth for each country in the Territory in which Shared Products were developed or sold during such year, Net Sales of each Shared Product, Expenses, Sublicense Revenues and all data on which the determination of each party's Share of Profit, Share of Loss or share of Sublicense Revenues was calculated. If either party owes an amount of Share of Profit or Share of Loss to the other party pursuant to Section 4A.17, then it shall make such payment within thirty
(30) days after receipt of the profit and loss statement, but in no event shall such payment be due earlier than sixty (60) days after the end of the relevant period.

     (b) For the purposes of calculating Shared Product Profit or Shared Product Loss for a Shared Product, a given item of cost or expense shall be allocated only to one category of cost and expense and not to multiple categories. Each party agrees to determine such costs and expenses hereunder with respect to Shared Products using its standard accounting procedures, consistently applied, to the maximum extent practical, as if such Shared Product were a solely owned product of the party, except as specifically provided in this Agreement. The parties also recognize that such procedures may change from time to time and that any such changes may affect the definitions of the elements of the Shared Product Profit or Shared Product Loss. The parties agree that, where such changes are economically material to either party, adjustments shall be made to compensate the affected party in order to preserve the same economics as reflected under this Agreement under such party's accounting procedures in effect as of the date on which the activity in question (for example, Development, marketing or Manufacturing) first commences under this Agreement. Transfers between a party and its Affiliates (or between such Affiliates) shall not have effect for purposes of calculating revenues, costs, profits, royalties or other payments or expenses under this Agreement.

4A.23 COMMERCIALIZATION. (a) The Steering Committee shall oversee and implement all Commercialization activities in the Territory for Shared Products, based on the principle of maximizing profits from sales of Shared Products. The Steering Committee shall have the ability to determine whether the objective of maximizing profits from sales of Shared Products in the Territory is best achieved through, INTER ALIA, granting sublicenses to a third party or third parties, creating or entering into joint ventures with third parties or jointly Commercializing such

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
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Shared Products as provided in this Section 4A.23. In the event the Steering
Committee determines that the foregoing objective is best achieved by activities other than as provided in this Section 4A.23, the Steering Committee shall determine by unanimous decision the optimal alternative structure and the duties, responsibilities and economic parameters for the parties and third parties in such alternative structure.

     (b) No later than [*] for a Shared Product, the Steering Committee shall commence preparation of a marketing plan (MARKETING PLAN) and a marketing budget (MARKETING BUDGET) for such Shared Product. The Commercialization of a Shared Product in the Territory will be governed by the Marketing Plan and Marketing Budget. The Marketing Plan and Marketing Budget will describe fully, to the extent practicable, the proposed plan for Commercialization of the Shared Product in each country in which the parties Commercialize Shared Products, including overall marketing strategy, marketing, sales and promotion efforts to be performed by each party, market and sales forecasts, pricing, reimbursement and discounting analysis and estimated launch date, as well as preparation of advertising and other promotional materials to be used in the promotion of Shared Products. The Marketing Plan will take into consideration market conditions, regulatory factors and competition with respect to the Shared Product. The Marketing Budget will include all projected Expenses for the Shared Product. The initial Marketing Plan and Marketing Budget shall be completed by the Steering Committee no later than [*] for a Shared Product in any country in the Territory. Each such Marketing Plan and Marketing Budget shall thereafter be updated by the Steering Committee every six (6) months, or more frequently if agreed by the parties.

     (c) NeoGenesis and Tularik shall have the co-exclusive responsibility for promoting such Shared Product in the Territory, except as otherwise provided in
Section 4A.23(a). Tularik and NeoGenesis shall each diligently perform its respective obligations under the Marketing Plan and use Commercially Reasonable Efforts to Commercialize Shared Products in the Territory pursuant to the terms and conditions hereof. The parties intend that each party shall provide fifty percent (50%) of the total promotional and marketing effort (including details, if determined to be an appropriate sales activity for a party by the Steering Committee) for each Shared Product being Commercialized by the parties in the Territory, as determined by the Steering Committee. The Steering Committee will determine appropriate written standards for measuring, and accounting procedures to confirm and document, each party's marketing and promotional effort under the Marketing Plan, no later than [*] for any Shared Product. Nothing contained in this Section 4A.23 shall be deemed to preclude either party from relinquishing its right to participate in the Commercialization of Shared Products in the Territory pursuant to Section 4A.23(d), at any time.

     (d) Either party may terminate its participation in the Commercialization of a Shared Product in any country in the Territory at any time following [*] prior written notice to the other party. In such case, the other party may continue Commercialization of such Shared Product as an Independent Product, either alone or with a third party, and shall thereafter be deemed to be an Independent Party for such Independent Product solely with respect to such country or countries, effective as of the date of the terminating party's notice hereunder, in which case the terminating party's license under Section 3.1 shall be terminated in the country or countries in which such party has terminated its participation in the Commercialization of such Shared Product (the TERMINATED COUNTRIES). In the event a party elects to cease participating in the Commercialization of a Shared Product in a country in the Territory and the other party proceeds to Commercialize such Shared Product in the Terminated Countries as an Independent Product, the terminating party shall (i) [*] to the Independent Party all regulatory submissions and Regulatory Approvals in such country relating to such former Shared Product, together with all materials and data related thereto in its possession, and (ii) [*] to the Independent Party all other relevant information that will enable such Independent Party to Commercialize such former Shared Product as an Independent Product in such country. A non-Independent Party may not reinitiate its participation in the Commercialization of a Shared Product in any country in the Territory in which it relinquished such right hereunder. Any relinquishment of a party's right to Commercialize Shared Products pursuant to this Section 4A.23(d) shall not be a breach of this Agreement. If both parties terminate their participation in the Commercialization of a Shared Product, the parties will confer and mutually agree on a plan for seeking a third party to conduct such Commercialization.

     (e) The parties shall disseminate in the Territory only those promotional and advertising materials that have been provided or approved for use by the Steering Committee, and the cost of producing such materials shall be an Expense of [*]. All such materials shall be consistent with the relevant Marketing Plan and Marketing Budget

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
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approved, unanimously, by the Steering Committee and neither party shall make any claims or representations in respect of the Shared Products outside the scope of those previously approved by the Steering Committee.

     (f) The Steering Committee shall designate a party as being primarily responsible for each country in the Territory for booking sales, establishing pricing for Shared Products based upon the market analyses performed by the parties under the direction of the Steering Committee, obtaining necessary pricing approvals, handling returns and customer complaints and providing samples. In addition, the Steering Committee shall determine the policies and procedures necessary to implement the foregoing, including coordination of the parties' efforts to train sales and marketing representatives for Shared Products.

4A.24 TRADEMARKS. (a) The parties shall mutually select the trademark or trademarks for a Shared Product. To the extent commercially reasonable and appropriate, a single trademark shall be used for each Shared Product in all countries in the Territory. To the extent the parties determine that the use of a single trademark for a given Shared Product is impractical or not advisable given cultural and other differences among countries in the Territory, the parties shall agree on the appropriate trademark for a Shared Product for use within different countries within the Territory; PROVIDED that in no event shall different trademarks be used for the same Shared Product within the same country in the Territory (unless such Shared Product is being sold for more than one indication and the parties mutually agree.) Each trademark shall be used only in connection with the applicable Shared Product and shall not be used by either party on, or in connection with, any other product. The Steering Committee shall determine which party shall own each trademark used to promote Shared Products in the Territory and assign responsibility to one or both parties for searching candidate trademark names and filing, prosecuting, maintaining and all reasonable steps necessary in defending each Shared Product trademark application(s) and/or trademark(s) (as applicable).

     (b) The party owning a given trademark and related intellectual property rights in a country in the Territory shall, and hereby does, grant to the other party a nonexclusive, royalty-free license, with the right to grant sublicenses only with the prior written consent of the granting party, not to be unreasonably withheld, to use such trademark to promote and Commercialize Shared Products as permitted under this Agreement, provided that the party receiving such license shall refrain from taking any actions that may dilute or otherwise reduce the value of such trademark. The parties shall approve all trade dress, logos, slogans, designs and copyrights used on and in connection with any Shared Product in the Territory. During the term of this Agreement, the Screening Committee shall approve all printed materials bearing each trademark for a Shared Product in the Territory, including but not limited to business materials, printed materials, advertising materials, promotional materials and any such other materials that may reference or incorporate such trademark.

     (c) In the event that any action or proceeding is brought against either or both NeoGenesis or Tularik with respect to a Shared Product trademark in the Territory or relating to any alleged infringement of a third party's trademark, trade dress or similar intellectual property rights in the Territory arising out of the parties' promotion or Commercialization of Shared Products pursuant to this Agreement, each party shall promptly notify the other and cooperate in the defense of any such action or proceeding, as applicable. The parties shall agree on the management of such action. In the event Tularik or NeoGenesis becomes aware of any actual or threatened violation of any trademark for a Shared Product in any country in the Territory, that party shall promptly notify the other party and the Steering Committee shall promptly discuss how to proceed in connection with such actual or threatened violation. Any expenses incurred by either or both parties for searching candidate trademark names, filing, prosecuting, maintaining, defending and enforcing trademark application(s) and/or trademark(s) (as applicable) for Shared Products shall be included as an element of the Other Allowable Expenses.

4A.25 SUPPLY OF SHARED PRODUCT. The Steering Committee shall be responsible for determining the sources of, and arrangements for, the clinical and commercial Manufacture and supply of Designated Shared Compounds and Shared Products in a manner designed to result in long-term profit maximization for such Shared Products. The Steering Committee shall endeavor to establish multiple sources of bulk material and fill and finish services and to establish policies for the maintenance of inventories of key intermediates, bulk material and finished products and for such other matters as necessary or useful to assure such supply of Shared Products in the Territory. The Independent

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
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Party shall arrange for the Manufacture and supply of Independent Compounds,
Derivative Compounds thereof and Independent Products, in both bulk and finished form.

4A.26 SPECIFICATIONS FOR SHARED PRODUCTS. The parties shall designate one of the parties to be responsible for establishing, subject to approval by the Steering Committee, the specifications for bulk and finished Shared Product, and providing and maintaining any necessary documentation, certificates of analysis and test results, for each Shared Product. Copies of all such specifications and other information and documentation will be provided promptly to each party. In addition, notice of, and results and data from, all FDA (or its foreign equivalent) audits relating to the Manufacture of Shared Products will be provided to each party.

4A.27 TERMS OF MANUFACTURE AND SUPPLY. The parties shall establish procedures acceptable to both parties regarding forecasting of and ordering for each party's requirements of the Shared Products in the Territory.

4A.28 SIDE EFFECTS AND ADVERSE EVENTS. During the term of this Agreement, each party shall promptly advise the other by telephone, telefax or overnight delivery service of every serious or unexpected side effect, adverse reaction or injury that has been brought to that party's attention and which is alleged to have been caused by a Shared Product. For each country in the Territory, the party that has the responsibility for filing the Regulatory Approval and the IND (or foreign equivalent) in such country for such Shared Product shall have all rights and responsibilities to report such side effect, adverse reaction or injury to the appropriate Regulatory Authority(ies) as required by Applicable Laws. The parties shall establish a procedure for such reporting obligations prior to commencement of Phase I Clinical Trials for the first Shared Product.

4A.29 COMMUNICATION WITH REGULATORY AGENCIES. If a party is contacted by the FDA or any equivalent regulatory agency in any country in the Territory during the term of this Agreement pertaining to a Shared Product, Tularik and NeoGenesis shall promptly, but always within [*], notify and consult with one another. The party that has responsibility for regulatory filings for a Shared Product shall provide an appropriate response to such contact after such consultation with the other party, except where an earlier response may be required by law or to assure patient safety.

4A.30 SHARED PRODUCT RECALL. In the event that NeoGenesis or Tularik determines that an event, incident or circumstance has occurred that may result in the need for a recall or other removal of any Shared Product or any lot or lots thereof from the market in a country within the Territory, it shall promptly advise and consult with the other party with respect thereto. Thereafter, on a country-by-country basis, the owner of the Regulatory Approval for such Shared Product in a country shall, in its sole discretion (except as otherwise required by such government authority), have the right to order a recall or other removal after such consultation, and the other party shall co-operate with such recall. Any expenses related to a recall in the Territory for a Shared Product shall be included in Recall Expenses.

5.   CONFIDENTIALITY

5.1 PUBLICITY. The parties shall agree upon the text and the exact timing of an initial public announcement relating to the transactions contemplated by this Agreement as soon as practicable after the Effective Date (such agreement not to be unreasonably withheld or delayed). Each party may thereafter disclose to third parties the specific information contained in such public announcement without the need for further approval by the other party. Thereafter, unless permitted by the preceding sentence, each party agrees not to issue any press release or other public statement, written or oral, to the public, the press, the stockholders or otherwise, relating to this Agreement that has not previously been approved in writing by the other party. Nothing in this Section
5.1 shall prohibit a party from making such disclosures to the extent required under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing party shall use good faith efforts to notify and consult with the other party prior to such disclosure and, where applicable, shall diligently seek confidential treatment to the extent such treatment is available under applicable securities laws.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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5.2 CONFIDENTIALITY. (a) Except as permitted in accordance with Section 5.1, either party may only disclose the general nature, but not the specific financial or other material terms, of this Agreement without the prior consent of the other party; PROVIDED that either party may provide a copy of this Agreement or disclose the terms of this Agreement (i) to any finance provider in conjunction with a financing transaction, if such finance provider agrees to keep this Agreement confidential, (ii) to enforce its rights under this Agreement in a proceeding in accordance with Section 9.1, (iii) to any legal or financial advisor of such party, or (iv) in response to a subpoena or other validly issued administrative or judicial process requesting disclosure of same; PROVIDED, the party that receives such order or process provides prompt notice to the disclosing party before making any disclosure (to the extent possible) and permits the disclosing party to oppose or narrow such request for disclosure and supports any of disclosing party's reasonable efforts to oppose such request (at disclosing party's expense) and shall disclose the terms of this Agreement only in the event of a final judgment or administrative order requiring such disclosure, and only to the extent necessary to comply with such request.

     (b) Confidential Information of each party and Program Intellectual Property owned by such party will be used by the other party solely for the purposes permitted by this Agreement. All Confidential Information and any Program Intellectual Property owned by a party will be received and held in confidence by the receiving party, subject to the provisions of this Agreement. Each party acknowledges that, except for the rights expressly granted under this Agreement, it will not obtain any rights of any sort in or to the Confidential Information of the other party as a result of such disclosure and that any such rights must be the subject of separate written agreement(s).

     (c) Each party will restrict disclosure of the other party's Confidential Information and any Program Intellectual Property owned by such party to those of its employees and consultants to whom it is necessary or useful to disclose such Confidential Information and Program Intellectual Property in connection with the purposes permitted under this Agreement. Each party shall use reasonable efforts, including at least efforts fully commensurate with those employed by the party for the protection of its own Confidential Information, to protect the Confidential Information and Program Intellectual Property of the other party.

     (d) Either disclosing party may at any time notify the receiving party that such receiving party must return to the disclosing party the disclosing party's Confidential Information and any Program Intellectual Property owned by such party. Each party hereby agrees to, within thirty (30) days of such notification: (i) return all documents and tangible items it or its employees or agents have received or created pursuant to this Agreement pertaining, referring or relating to the other party's Confidential Information and any Program Intellectual Property owned by such party; and (ii) return or certify (in a writing attested to by a duly authorized officer of such party) destruction of all copies, summaries, modifications or adaptations that such party or its employees or agents have made from the materials provided by the disclosing party; provided, however, that a party is permitted to retain one copy of such materials in its legal files to be used to verify compliance with its obligations hereunder.

     (e) Nothing herein shall prevent a receiving party from disclosing all or part of the Confidential Information and any Program Intellectual Property owned by the disclosing party in response to a subpoena or other validly issued administrative or judicial process requesting disclosure of same; PROVIDED, the party that receives such order or process provides prompt notice to the disclosing party before making any disclosure (to the extent possible) and permits the disclosing party to oppose or narrow such request for disclosure and supports any of the disclosing party's reasonable efforts to oppose such request (at disclosing party's expense) and shall disclose such Confidential Information or Program Intellectual Property only in the event of a final judgement or administrative order requiring such disclosure, and only to the extent necessary to comply with such request.

5.3 PUBLICATIONS. Each party recognizes that the publication of papers regarding results of the Screening Program, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the parties to maintain the confidentiality of any Confidential Information regarding the compounds included in any patent application until such patent application has been published. Accordingly, each party shall have the right to review and comment upon any paper proposed for publication by the other party regarding results of the

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Screening Program hereunder, including oral presentations and abstracts, which utilizes data generated from the Screening Program and/or includes Confidential Information of the other party. Before any such paper is submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least thirty (30) days prior to submitting the paper to a publisher. The receiving party shall review any such paper and give its comments to the publishing party within twenty (20) days of the delivery of such paper to the receiving party. With respect to oral presentation materials, the parties shall make reasonable efforts to expedite review of such materials, and shall return such items as soon as practicable to the disclosing party with appropriate comments, if any, but in no event later than twenty (20) days from the date of delivery to the receiving party. The disclosing party shall comply with the other party's request to delete references to such other party's Confidential Information in any such paper and agrees to withhold publication of same for an additional one hundred eighty (180) days (or longer if necessary) in order to permit the parties to obtain patent protection, if either of the parties deem it necessary, in accordance with the terms of this Agreement. If there is a dispute regarding publications, such dispute shall be resolved by the Steering Committee.


6.   REPRESENTATIONS AND WARRANTIES.

6.1 AUTHORIZATION; ENFORCEABILITY. Each of Tularik and NeoGenesis represent and warrant to the other that: (a) it is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement; (b) it is duly authorized by all requisite action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and that the same do not conflict or cause a default with respect to such party's obligations under any other agreement; (c) it has duly executed and delivered this Agreement; and (d) it is authorized to disclose any and all Confidential Information made available to the other party pursuant to this Agreement.

6.2 PERFORMANCE. (a) NeoGenesis hereby represents and warrants to Tularik that:
(i) NeoGenesis shall perform the Screening Program using qualified personnel and in a good and workmanlike manner consistent with industry standards of companies that are comparable to NeoGenesis performing similar activities under similar circumstances; and (ii) as of the Effective Date, there is no agreement known to NeoGenesis to which it is a party and by which it is bound that would conflict with or be breached by NeoGenesis granting Tularik the licenses in Sections 2.5,
3.1 and 3.2 (e) and the assignments in Section 3.2(d) and 3.2(i).

     (b) NeoGenesis hereby represents and warrants to Tularik that it has not sought, and will not seek, patent protection on any of the compounds that will be screened in the conduct of the Screening Program.

     (c) Tularik hereby represents and warrants to NeoGenesis that, as of the Effective Date, there is no agreement known to Tularik to which it is a party and by which it is bound that would conflict with or be breached by Tularik granting NeoGenesis the licenses in Sections 2.5, 3.1 and 3.2(f).

6.3 DISCLAIMER. (A) EXCEPT FOR THE WARRANTIES EXPRESSLY MADE IN SECTIONS 6.1-6.2, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED (WHETHER WRITTEN OR ORAL), INCLUDING, WITHOUT LIMITATION ANY WARRANTY AGAINST INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS, ANY WARRANTY OF MERCHANTABILITY OR ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO, THE NEOMORPH SCREENING LIBRARY, THE NEOMORPH FOCUSED LIBRARIES, QSCD, THE PRELIMINARY COMPOUNDS, THE PRIMARY ACTIVE COMPOUNDS, THE SELECTED COMPOUNDS, THE DESIGNATED COMPOUNDS, THE TARGETS, THE PRODUCTS, THE SHARED PRODUCTS, THE NEOGENESIS INTELLECTUAL PROPERTY, THE TULARIK INTELLECTUAL PROPERTY, THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE NEOGENESIS PATENT RIGHTS, THE TULARIK PATENT RIGHTS OR PROGRAM PATENT RIGHTS, OR SUCH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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     (B) THE REPRESENTATIONS AND WARRANTIES OF EACH OF NEOGENESIS AND TULARIK
EXTEND ONLY TO THE OTHER PARTY. NEITHER PARTY WILL BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST SUCH OTHER PARTY BY A THIRD PARTY, EXCEPT TO THE EXTENT PROVIDED IN SECTIONS 7.2-7.3.

7.   RISK ALLOCATION

7.1 LIMITATION OF LIABILITY. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 5 AND EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 7.2-7.3 WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR SAVINGS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

7.2 THIRD PARTY CLAIMS (EXCLUDING INFRINGEMENT). Subject to the provisions of
Section 7.4, each of NeoGenesis and Tularik (each, in such capacity, an INDEMNIFYING PARTY) will defend, indemnify and hold harmless the other party, its subsidiaries, parent corporations, affiliates, officers, directors, partners, members, shareholders, employees, agents, and their successors and assigns (each, in such capacity, an INDEMNIFIED PARTY) from and against any claim, suit, demand, loss, damage, expense (including reasonable attorneys' fees of Indemnified Party(ies) and those that may be asserted by a third party) or liability including but not limited to claims for death or personal injury (collectively, LOSSES) imposed upon the Indemnified Party(ies) by any third party arising from or related to: (i) any material breach of the Indemnifying Party's representations and warranties under this Agreement; or (ii) any negligence or intentional misconduct by the Indemnifying Party (or its employees, agents, representatives, Affiliates, licensees, sublicensees or distributors) in performing its obligations under this Agreement; or (iii) the labeling, packaging, package insert, other materials or promotional claims with respect to any Shared Product or Independent Product or the Development, testing, Manufacturing, Commercialization, use or other disposition of any Shared Product or Independent Product by the Indemnifying Party or by an Affiliate, licensee, sublicensee, distributor or agent of the Indemnifying Party; or (iv) (with respect to Tularik as an Indemnifying Party) the labeling, packaging, package insert, other materials or promotional claims with respect to any Product or the development, testing, Manufacturing, Commercialization, use or other disposition of any Product by Tularik or by an Affiliate, licensee, sublicensee, distributor or agent of Tularik. The foregoing indemnification action shall not apply in the event and to the extent that such Losses arose as a result of any Indemnified Party's negligence, intentional misconduct or breach of this Agreement.

7.3 INFRINGEMENT INDEMNIFICATION. (a) Subject to the provisions of Section 7.4, NeoGenesis shall defend, indemnify and hold harmless the Tularik Indemnified Party(ies) from and against any Losses imposed upon them by any third party and arising from or related to a third party claim that use of NeoGenesis Intellectual Property or practice of the NeoGenesis Patent Rights by Tularik in accordance with the terms of this Agreement violates or infringes the intellectual property rights of any third party. NeoGenesis shall have no liability or obligation to Tularik under this Section 7.3(a) in the event and to the extent that the alleged infringement results from willful misconduct or negligent acts or omissions of Tularik or its Affiliates, or its or their respective employees, officers, directors or agents.

     (b) Subject to the provisions of Section 7.4, Tularik shall defend, indemnify and hold harmless the NeoGenesis Indemnified Party(ies) from and against any Losses imposed upon them by any third party and arising from or related to a third party claim that use of the Tularik Intellectual Property or practice of the Tularik Patent Rights by NeoGenesis in accordance with the terms of this Agreement violates or infringes the intellectual property rights of any third party. Tularik shall have no obligation or liability to NeoGenesis under this Section 7.3(b) in the event and to the extent that the alleged infringement
(i) is covered by Section 7.3(a) or (ii) results from willful misconduct or negligent acts or omissions of NeoGenesis or its Affiliates, or its or their respective employees, officers, directors or agents.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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7.4 PROCEDURE. To receive the benefit of indemnification under Sections 7.2 or
7.3, the Indemnified Party must (a) promptly notify the Indemnifying Party of a claim or suit; PROVIDED, that failure to give such notice shall not relieve Indemnifying Party of its indemnification obligations except where, and solely to the extent that, such failure actually and materially prejudices the rights of Indemnifying Party; (b) provide reasonable cooperation to the Indemnifying Party (and its insurer), as reasonably requested, at Indemnifying Party's cost and expense; and (c) tender to the Indemnifying Party (and its insurer) full authority to defend or settle the claim or suit; PROVIDED that no settlement requiring any admission by the Indemnified Party or that imposes any obligation on the Indemnified Party shall be made without the Indemnified Party's consent. Neither party has any obligation to indemnify the other party in connection with any settlement made without the Indemnifying Party's written consent. The Indemnified Party has the right to participate at its own expense in the claim or suit and in selecting counsel therefor.

8.   TERM AND TERMINATION

8.1 TERM. This Agreement shall take effect as of the Effective Date and shall remain in effect until the expiration of the last to expire of the licenses granted hereunder, unless sooner terminated in accordance with Section 8.2.

8.2 TERMINATION. (a) NeoGenesis may suspend work pursuant to the Screening Program or terminate the Screening Program with thirty (30) days' notice to Tularik if Tularik fails to pay fees not contested in good faith due under the Agreement or commits a material breach, unless the nonpayment or breach is cured within the thirty (30)-day notice period. Tularik may terminate the Screening Program with thirty (30) days' notice to NeoGenesis if NeoGenesis commits a material breach unless the breach is cured within the thirty (30)-day notice period.

     (b) Either party may terminate the license under Section 3.1 with sixty
(60) days' notice if the other party commits a material breach (including non-payment), unless the breach is cured within the sixty (60)-day notice period; PROVIDED that if more than one compound is being developed or commercialized by a party or its Affiliates hereunder, and the other party terminates this Agreement pursuant to this Section 8.2(b) due to a breach relating only to a single compound, then the terminating party shall be entitled to terminate this Agreement only with respect to the applicable compound.

     (c) The parties may terminate this Agreement, or the license under Section
3.1 on a compound-by-compound, product-by-product or country-by-country basis, at any time upon mutual written agreement of the parties.

     (d) Tularik shall have the right to terminate the license set forth in
Section 3.1 on a Designated Screening Compound-by-Designated Screening Compound, Derivative Compound thereof-by-Derivative Compound thereof, Product-by-Product or country-by-country basis at any time upon notice to NeoGenesis.

     (e) If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

     8.3 EFFECT OF TERMINATION. (a) Upon termination (including expiration) of this Agreement: (i) the parties will terminate all tasks then in process in an orderly manner, as soon as practical and in accordance with a schedule agreed to by Tularik and NeoGenesis; (ii) if termination occurs prior to completion of the Screening Program then NeoGenesis shall deliver to Tularik all materials developed through the termination of this Agreement; (iii) each party shall pay to the other party any uncontested monies due and owing up to the time of termination; and (iv) within thirty (30) days following termination (including expiration) of this Agreement, NeoGenesis shall deliver to Tularik a reasonably-detailed written report describing the results of the research performed under the Screening Program up to the date of such termination.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     (b) Upon termination (including expiration) of this Agreement each party shall return to the other party or certify in writing to the other party that it has destroyed all documents and other tangible items it or its employees or agents have received or created pertaining, referring or relating to the Confidential Information or Program Intellectual Property owned by the other party; provided, however, that a party is permitted to retain one copy of such materials in its legal files to be used to verify compliance with its obligations hereunder.

     (c) The license granted by NeoGenesis under Section 3.1(a) shall survive any expiration or termination of the Screening Program or this Agreement with respect to any Designated Compound, Derivative Compound thereof, Product and Shared Product for which the applicable fees and milestone fees and royalties or the amounts due under Section 4A, as applicable, have been paid and with respect to any Independent Compound, Derivative Compound thereof and Independent Product for which the amounts due under Section 4A have been paid (in each case in accordance with the terms of this Agreement); PROVIDED that Tularik continues to pay NeoGenesis the fees and royalties as required by Sections 4.3, 4.4 and 4.5 and complies with Sections 4.6-4.9, or to pay NeoGenesis the amounts due under
Section 4A, as applicable. The license granted by Tularik under Section 3.1(b) shall survive any expiration or termination of this Agreement with respect to any Designated Shared Compound, Derivative Compound thereof, Shared Product, Independent Compound, Derivative Compound thereof and Independent Product for which the amounts due under Section 4A have been paid (in accordance with the terms of this Agreement). The license granted under Section 3.1 shall not survive termination or expiration of the Screening Program or this Agreement with respect to Designated Compounds, Derivative Compounds thereof, Products, Shared Products, Independent Compounds, Derivative Compounds thereof and Independent Products for which the applicable fees and milestone fees and royalties or the amounts due under Section 4A, as applicable, have not been paid in accordance with this Agreement. In the event the license granted to Tularik under Section 3.1 terminates for any reason, each of Tularik's sublicensees at such time shall continue to have the rights and license set forth in their sublicense agreements, PROVIDED such sublicensee agrees in writing that NeoGenesis is entitled to enforce all relevant provisions directly against such sublicensee.

     (d) Except as otherwise provided herein, neither party shall be liable to the other party for any compensation or damages by reason of termination of this Agreement in accordance with this Section 8.

     (e) Nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of any termination. Either party's liability for any uncontested charges, payments or expenses due to the other party that accrued prior to the termination date shall not be extinguished by termination, and such amounts (if not otherwise due on an earlier date) shall be immediately due and payable on the termination date.

8.4 SURVIVAL. Sections 1, 2.4, 2.5 (last sentence), 2.6(a), 2.8, 2.9, 3.2, 3.3,
3.4, 4.7, 4.8, 4A.3 (last sentence), 4A.4 (last sentence), 4A.21(b) and 5-9 shall survive any termination or expiration of this Agreement. In addition, the licenses granted under Section 3.1 shall survive to the extent necessary to permit a party opting to proceed with Pre-Clinical Development, Development, Manufacture and Commercialization of a Discontinued Compound or Non-Proposed Compound as contemplated in the last sentence of Sections 4A.3 and 4A.4, respectively; PROVIDED, that such party complies with the provisions of Section 4A.15(c) and the Sections referenced therein, which shall survive termination or expiration for this purpose.

9.   GENERAL PROVISIONS.

9.1 ISSUE RESOLUTION. The parties shall use their best efforts to resolve any controversy or dispute that arises under or relates to this Agreement through good faith discussions. The parties shall initiate such discussions using the following procedure. Either party shall notify the other party of the nature of the controversy or dispute, providing sufficient detail to permit the other party to understand same (a DISPUTE NOTICE). The representatives of the parties shall meet within thirty (30) days after the date that the non-sending party receives the Dispute Notice to attempt in good faith to reach an agreement about the nature of the dispute and a resolution of the dispute. Pending resolution

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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of any dispute covered by this Section 9.1, both parties will continue their performance under this Agreement including, without limitation, the payment of all amounts due to the other party that are not in dispute.

9.2 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal, substantive laws of the State of Delaware to the exclusion of any choice or conflict of laws rule or provision that would result in the application of the substantive law of any other jurisdiction. Notwithstanding the foregoing, the parties shall use United States (Federal) patent laws, as applicable, for purposes of governing and construing Sections 3.2-3.4 of this Agreement. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Agreement.

9.3 AMENDMENT AND WAIVER. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach of this Agreement by the other party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

9.4 INDEPENDENT CONTRACTORS. Each party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any third party. This Agreement and the relations hereby established by and between Tularik and NeoGenesis do not constitute a partnership, joint venture, franchise, agency or contract of employment. Neither party is granted, and neither party shall exercise, the right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other party or its Affiliates. Each party shall be solely responsible for compensating all its personnel and for payment of all related FICA, workers' compensation, unemployment and withholding taxes. Neither party shall provide the other party's personnel with any benefits, including but not limited to compensation for insurance premiums, paid sick leave or retirement benefits.

9.5 ASSIGNMENT. Neither party may assign this Agreement or any of its rights and obligations under this Agreement without the prior written consent of the other party; PROVIDED, that either party may assign this Agreement to (a) any Person to which such party transfers all or substantially all of its assets or with which such party is consolidated or merged; (b) any Person that owns a majority of the voting stock of such party; or (c) a single Person of which such party owns a majority of the voting stock; PROVIDED, FURTHER, that in each instance the assignee expressly assumes all obligations imposed on the assigning party by this Agreement in writing and the other party is notified in advance of such assignment.

9.6 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.7 NOTICES. Unless otherwise provided herein, any notice, report, payment or document to be given by one party to the other shall be in writing and shall be deemed given when delivered personally or mailed by certified or registered mail, postage prepaid (such mailed notice to be effective on the date which is three (3) business days after the date of mailing), or sent by nationally recognized overnight courier (such notice sent by courier to be effective one business day after it is deposited with such courier), or sent by telefax (such notice sent by telefax to be effective when sent, if confirmed by certified or registered mail or overnight courier as aforesaid) to the address set forth on the signature page to this Agreement or to such other place as any party may designate as to itself by written notice to the other party.

9.8 SEVERABILITY. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The parties agree that they will negotiate in good faith or will permit a court to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


                                       39
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9.9 CAPTIONS. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof.

9.10 WORD MEANINGS. Words such as HEREIN, HEREINAFTER, HEREOF and HEREUNDER refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

9.11 ENTIRE AGREEMENT. The terms and provisions contained in this Agreement (including the Attachments) constitute the entire understanding of the parties with respect to the transactions and matters contemplated hereby and supersede all previous communications, representations, agreements and understandings relating to the subject matter hereof. No representations, inducements, promises or agreements, whether oral or otherwise, between the parties not contained in this Agreement shall be of any force or effect. No agreement or understanding extending this Agreement or varying its terms (including any inconsistent terms in any purchase order, acknowledgment or similar form) shall be binding upon either party unless it is in a writing specifically referring to this Agreement and signed by a duly authorized representative of the applicable party.

9.12 RULES OF CONSTRUCTION. The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be construed against either party by reason of the extent to which such party or its professional advisors participated in the preparation of this Agreement.

9.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.14 FORCE MAJEURE. Except as otherwise provided in this Agreement, in the event that a delay or failure of a party to comply with any obligation created by this Agreement is caused by a Force Majeure condition, that obligation shall be suspended during the continuance of the Force Majeure condition.

9.15 FURTHER ASSURANCES. Each party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed on their behalf by their duly authorized representatives intending it to take effect as an instrument under seal as of the Effective Date.



NEOGENESIS DRUG DISCOVERY, INC.                   TULARIK INC.

By: /s/ Robert Adelman                         By: /s/ William J. Rieflin
--------------------------------------         ---------------------------------
Robert Adelman                                 William J. Rieflin
Vice President, Business Development           Executive Vice President,
                                               Administration

NOTICE ADDRESS:                                NOTICE ADDRESS:
NeoGenesis Drug Discovery, Inc.                Tularik Inc.
840 Memorial Drive                             Two Corporate Drive
Cambridge, MA 02139                            South San Francisco, CA 94080
Phone: 617.868.1500                            Phone: 650.825.7000
Fax: 617.868.1515                              Fax: 650.825.7303


*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


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                                  ATTACHMENT A
                                 SCREEN PROGRAM

The Screening Program to be performed by NeoGenesis with respect to the Targets will screen at least [*] compounds contained in the NeoGenesis NeoMorph Screening Library against each Target using the protocol described below.

1. Tularik will provide NeoGenesis with at least [*] of each of the purified functionally-active Target proteins and may, at Tularik's option, provide additional quantities if requested by NeoGenesis. NeoGenesis will perform initial experiments on the Targets to determine screening conditions in NeoGenesis' ALIS protocols. NeoGenesis will establish SOPs for ALIS screening based on the preceding experiments.

2. Using the SOPs, NeoGenesis will perform ALIS screening of at least [*] and up to [*] compounds from the NeoMorph Screening Library against each Target. The ALIS screening will be carried out under moderately stringent conditions to identify compounds that bind to the Target with binding affinities better than [*] micromolar (Kd < [*]) (each such compound is referred to as a PRELIMINARY COMPOUND).

3. If NeoGenesis identifies a Preliminary Compound(s) for the Target and Tularik is able to provide NeoGenesis with a second protein that differs from the Target but is of the same functional class of protein as the Target, NeoGenesis will screen such second protein against the Preliminary Compound(s) to determine the relative selectivity of the Preliminary Compound for the Target(s). Alternatively, if Tularik is unable to deliver a second protein of the same functional class, NeoGenesis will screen an unrelated protein selected by the Screening Committee against the Preliminary Compound(s) to assay the specificity of the Preliminary Compounds.

4. If NeoGenesis identifies a Preliminary Compound(s) for the Target, NeoGenesis will re-synthesize a NeoMorph library containing each such Preliminary Compound and subject each such Preliminary Compound to ALIS screening for confirmation of binding to the Target(s).

5. After performing the selectivity analysis and confirmatory ALIS screening described in Paragraphs 3 and 4 above on the Preliminary Compound(s), the Steering Committee will review the structure(s), binding affinities and target specificities of such Preliminary Compound(s) and choose at least [*] (unless there are fewer than [*]) Preliminary Compounds as discrete compound(s) (each such compound is referred to as a DISCRETE COMPOUND) for further testing as described below.

6. NeoGenesis will purify all Discrete Compounds and subject them to screening on an individual basis for confirmation of binding to the Target. In addition, at Tularik's option, either (i) NeoGenesis will deliver to Tularik between [*] of each Discrete Compound and Tularik will evaluate the activity of these Discrete Compound(s) in a Target-based functional assay and will notify NeoGenesis of the results of such assays, including any Discrete Compounds which have demonstrated activity in the Target-based functional assays (each, a PRIMARY ACTIVE COMPOUND) within [*] after completion of such assays and not later than [*] after the Discrete Compounds are delivered by NeoGenesis or, (ii) NeoGenesis will evaluate the activity of the Discrete Compound(s) in Target-based functional assay(s) that have been delivered to NeoGenesis by Tularik and will notify Tularik of any Primary Active Compounds within [*] after completion of such assays and not later than [*] after the Target-based functional assay is delivered by Tularik.

7. If either Tularik or NeoGenesis identifies one or more Primary Active Compounds pursuant to Paragraph 6, then NeoGenesis will prepare a report for all Primary Active Compound(s) that details the chemical structures, binding affinities, Target specificities, functional activities and competition analysis data for such Primary Active Compound(s) (each, a FINAL TARGET REPORT). NeoGenesis will deliver such Final Target Report to Tularik when it notifies Tularik of such Primary Active Compounds or, if Tularik has conducted the functional assays, within [*] of receipt of the results of such assays from Tularik; PROVIDED that competition analysis data may be delivered as a supplement to the Final Target Report within [*] of receipt of the results of such assays from Tularik.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



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8. Tularik will select up to [*] Primary Active Compounds per Screening Target,
for further study or optimization by NeoGenesis (each, a SELECTED SCREENING COMPOUND). The Steering Committee will select up to [*] Primary Active Compounds per Shared Target, for further study or optimization (each, a SELECTED SHARED COMPOUND). Selected Screening Compounds and Selected Shared Compounds are referred to, collectively, as SELECTED COMPOUNDS.

9. In the Proof of Concept Stage, NeoGenesis will perform, at Tularik's option, either (a) [*] of optimization on [*] Selected Screening Compounds identified by Tularik or (b) [*] of optimization on [*] Selected Screening Compound identified by Tularik. To perform such optimization, NeoGenesis will create NeoMorph Focused Libraries based upon such Selected Screening Compounds and will perform high stringency-ALIS screening to improve Kd values to [*] micromolar or better (i.e., Kd LESS THAN= [*](mu)M). In the event that Tularik wishes to have NeoGenesis perform additional cycles of optimization of other Selected Screening Compounds for a Screening Target in the Proof of Concept Stage, the parties shall negotiate a budget and schedule for such work (the budget to set forth expected hours of work payable at the FTE Rate). In the event that Tularik wishes to have NeoGenesis perform optimization in the Expanded Collaboration of Selected Screening Compounds, the parties shall negotiate a budget and schedule for such work (the budget to set forth expected hours of work payable at the FTE Rate.) Optimization on Selected Shared Compounds will be performed as determined by the Steering Committee.

10. (a) NeoGenesis will provide Tularik with at least [*] of each discrete Selected Screening Compound(s) for further evaluation by Tularik in Target-based secondary assays and, at Tularik's option, exploratory chemistry or toxicological studies. Any additional quantities of Selected Screening Compounds will be furnished to Tularik at cost, which shall be based on the FTE Rate.

     (b) NeoGenesis will provide Tularik with at least [*] of each discrete Selected Shared Compound(s) for further evaluation by Tularik in Target-based secondary assays and, at the option of the Steering Committee, exploratory chemistry or toxicological studies. Tularik will notify NeoGenesis of any such Selected Shared Compound(s) which demonstrate activity in the Target-based secondary assays within [*] after completion of such assays and not later than [*] after the discrete Selected Shared Compounds are delivered by NeoGenesis. Any additional quantities of Selected Shared Compounds will be furnished at the instruction of the Steering Committee.

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


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                                  ATTACHMENT B
                         PROGRAM INTELLECTUAL PROPERTY
                         [TO BE SUPPLIED AS DEVELOPED]







*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


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                                  ATTACHMENT C

                                SHARED TARGETS:

                                      [*]

                               SCREENING TARGETS:

                                      [*]





*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



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                                  ATTACHMENT D
                            NEOGENESIS PATENT RIGHTS
                 [TO BE SUPPLIED BY NEOGENESIS AS APPLICABLE]







*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


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                                  ATTACHMENT E
                   NOTE PURCHASE AGREEMENT AND PROMISSORY NOTE

 THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
   ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

                                 NON-NEGOTIABLE
                        CONVERTIBLE PROMISSORY TERM NOTE
$1,000,000.00                                             ___________ __, 200_

                                                        Cambridge, Massachusetts

     FOR VALUE RECEIVED, NeoGenesis Drug Discovery, Inc., a Delaware corporation ("Payor"), subject to the terms of this Note, promises to pay to Tularik Inc., a Delaware corporation, or its assigns ("Lender") the principal sum of One Million Dollars ($1,000,000.00) on [the date that is four years after the date on which this note is issued] (the "Maturity Date"), and to pay interest on the principal amount, from the date hereof through and including the date on which such principal amount is paid in full, at a rate of 5.75% per annum[, compounded annually based on a 365-day year]. Interest hereunder shall commence with the date hereof and shall continue to accrue on the outstanding principal until paid in full on the Maturity Date. Any terms used herein but not otherwise defined shall have the respective meanings given in that certain Agreement (the "Screening Agreement") between Payor and Lender dated as of September [___], 2001.

1. This note ("Note") is issued pursuant to the terms of that certain Note Purchase Agreement (Convertible into Common Stock) ("Note Purchase Agreement") between Payor and Lender and dated as of the date hereof.

2. All payments of principal and interest shall be in lawful money of the United States of America and shall be made to Lender at any address designated by Lender. Notwithstanding anything contained to the contrary herein or in the Note Purchase Agreement, Payor may prepay the principal amount of this Note according to the formula contained in this Section 2, without penalty or additional fees, in the event that Lender terminates the Expanded Collaboration (other than for cause) prior to the screening of an aggregate of ten (10) Targets. The maximum amount of such prepayment shall equal the product of (A) ten (10) less the number of Targets (as defined in the Screening Agreement) provided by Lender during the Expanded Collaboration pursuant to the terms of the Screening Agreement multiplied by (B) $100,000. All interest accrued and unpaid up to the date of such prepayment shall also be prepaid by Payor, without penalty or additional fees.

3. Subject to Section 4 below, in connection with Payor's consummation of a preferred stock financing that occurs prior to the occurrence of an IPO referenced in Section 5, the then outstanding principal balance and accrued and unpaid interest shall be converted automatically into shares of Payor's preferred stock issued in such financing (the "Preferred Stock"), at a conversion price equal to the price of the Preferred Stock in such preferred stock financing, such that the total number of shares of Preferred Stock issued upon conversion shall equal the total amount of principal and accrued and unpaid interest then outstanding under this Note divided by the gross per share sale price of the Preferred Stock in such preferred stock financing. The Preferred Stock received by Lender shall rank PARI PASSU with other Preferred Stock issued in such preferred stock financing and contain the same terms and conditions as enjoyed by other investors in such preferred stock financing.

4. Notwithstanding anything to the contrary contained in Section 3 above, Lender shall have the option to convert all (but not less than all) of the principal and interest then outstanding under this Note in the event Payor consummates a preferred stock financing with a corporate collaborator. Upon such a preferred stock financing with a corporate collaborator, at Lender's option, the principal balance and interest then outstanding under this Note shall be converted into shares of preferred stock at a conversion price equal to the per share

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


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price of the preferred stock paid by such corporate collaborator in such preferred stock financing, such that the total number of shares of Preferred Stock issued upon conversion shall equal the total amount of principal and accrued and unpaid interest then outstanding under this Note divided by the gross per share sale price of the Preferred Stock in such preferred stock financing with a corporate collaborator. A company shall be deemed a `corporate collaborator' if such company has a commercial (other than solely as an investor in Payor) or collaborative relationship with Payor.

5. In connection with Payor's consummation of an IPO that occurs prior to the occurrence of a preferred stock financing referenced in Section 3 or Section 4, the then outstanding principal balance and accrued and unpaid interest shall be converted automatically into shares of Payor's common stock, par value $.001 per share (the "Common Stock"), at a conversion price equal to the gross per share price of the Common Stock sold in the IPO, such that the total number of shares of Common Stock issued upon conversion shall equal the total amount of principal and accrued and unpaid interest then outstanding under this Note divided by the gross per share sale price of the Common Stock in the IPO. As used herein, the term "IPO" shall mean the first public offering of Payor's Common Stock on a firmly underwritten basis, pursuant to a registration statement on Form S-1 (or a similar form of general application prescribed by the Securities and Exchange Commission), filed under the Securities Act of 1933, as amended.

6. In the event of any default hereunder, Payor shall pay all reasonable attorneys' fees and court costs incurred by Lender in enforcing and collecting this Note.

7. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

8. The terms of this Note shall be construed in accordance with the laws of the State of Delaware, as applied to contracts entered into by Delaware residents within the State of Delaware, which contracts are to be performed entirely within the State of Delaware.

9. Any term of this Note may be amended or waived only with the written consent of Payor and Lender hereof.

10. This Note is non-transferable except with the prior written consent of Payor.

                                        NeoGenesis Drug Discovery, Inc.

                                        By:  ________________________

                                        Name: _______________________

                                        Title:  ________________________



*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



                                       47
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                         NEOGENESIS DRUG DISCOVERY, INC.
                        --------------------------------
                             NOTE PURCHASE AGREEMENT

                          CONVERTIBLE INTO COMMON STOCK
                        --------------------------------

                               __________ __, 2001






IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             NOTE PURCHASE AGREEMENT
                          CONVERTIBLE INTO COMMON STOCK

THIS NOTE PURCHASE AGREEMENT is made as of _________ __, 200_ by and between NeoGenesis Drug Discovery, Inc., a Delaware corporation (the "Corporation"), and Tularik Inc., a Delaware corporation (the "Lender").


     In consideration of the mutual promises hereinafter set forth the parties hereto agree as follows:

SECTION 1.  TERMS OF THE LOAN

1.1 THE LOAN. Subject to the terms of this Agreement, the Corporation shall borrow from the Lender and the Lender shall lend to the Corporation an amount equal to One Million Dollars ($1,000,000) (the "Loan Amount") pursuant to that non-negotiable convertible promissory note in the form attached hereto as Exhibit A (the "Note").

SECTION 2.  THE CLOSING

2.1 CLOSING DATE. The closing of the purchase and sale of the Note (the "Closing") shall be held on ________ __, 200_ at 10:00 a.m. at the offices of Bingham Dana LLP, 150 Federal Street, Boston, MA 02110 (the "Closing Date").

2.2 DELIVERY. At the Closing (i) the Lender will deliver to the Corporation a check or wire transfer funds in the amount of the Loan Amount; and (ii) the Corporation shall execute the Note and deliver the Note to the Lender.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation hereby represents and warrants to the Lender as follows:

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


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3.1 CORPORATE POWER. The Corporation will have at the Closing Date all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

3.2 AUTHORIZATION. All corporate action on the part of the Corporation, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Corporation and the performance of the Corporation's obligations hereunder, including without limitation the issuance and delivery of the Note, have been taken or will be taken prior to the Closing. This Agreement and the Note, when executed and delivered by the Corporation, shall constitute valid and binding obligations of the Corporation enforceable in accordance with each of their terms. The Corporation's common stock, par value $.001 per share (the "Common Stock"), or preferred stock, par value $.001 per share (the "Preferred Stock"; the Common Stock and the Preferred Stock, collectively, the "STOCK"), when issued in compliance with the provisions of this Agreement and the Note, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances. The Corporation will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, when such Preferred Stock, if any, is issued to the lender, all Common Stock issuable from time to time upon such conversion.

3.3 GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority, required on the part of the Corporation in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Note and the Stock issuable upon conversion of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions.

3.4 OFFERING. Assuming the accuracy of the representations and warranties of the Lender contained in Section 4 hereof, the offer, issue and sale of the Note are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 ACT").

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE LENDER

4.1 PURCHASE FOR OWN ACCOUNT. The Lender represents that it is acquiring the Note, and the Preferred Stock issuable upon conversion of the Note, solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or the Preferred Stock or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2 INFORMATION AND SOPHISTICATION. The Lender acknowledges that it has received all the information it has requested from the Corporation and considers necessary or appropriate for deciding whether to acquire the Note. The Lender represents that it has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given the Lender. The Lender further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 ABILITY TO BEAR ECONOMIC RISK. The Lender acknowledges that its investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Preferred Stock (if applicable) for an indefinite period of time and to suffer a complete loss of its investment.

4.4 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Lender further agrees not to make any disposition of all or any portion of the Preferred Stock (if applicable) unless and until:

     (a) There is then in effect a Registration Statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


                                       2
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     (b) (i) The Lender shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and
     (ii) if reasonably requested by the Corporation, such Lender shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, that such disposition will not require registration under the 1933 Act.

Notwithstanding the provisions of Sections 4.4(a) and 4.4(b), no such registration statement or opinion of counsel shall be necessary for a transfer by the Lender to affiliates of the Lender, if such affiliates agree in writing to be subject to the terms hereof to the same extent as if they were the Lender hereunder.

4.5 EXPERIENCE. The Lender represents that it is an "accredited investor" as such term is defined in Rule 501 under the 1933 Act.

4.6. LOCK UP. The Lender agrees not to effect (and to cause its affiliates not to effect) any sale, distribution, pledge, encumbrance or any other transfer of any kind (including any "hedging" or other transaction intended to shift or limit risk of ownership) of the Stock (or any interest therein), including a sale pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, during the 180-day period beginning on the date of any public offering of the Common Stock of the Corporation.

SECTION 5. MISCELLANEOUS

5.1 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

5.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, having specified next day delivery, with written verification of receipt.

5.6 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Corporation and the Lender.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

NEOGENESIS DRUG DISCOVERY, INC.


By:  _____________________________

Name:  ___________________________


*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



                                       3
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Title:  _________________________



TULARIK INC.

By:  _____________________________
Name:  William J. Rieflin
Title: Executive Vice President, Administration

Address Two Corporate Drive
     South San Francisco, CA  94080
Phone  (650)-825-7300
Fax    (650)-825-7303

EIN:   94-3148800



*=CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.



                                       4